    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1997
                                                       REGISTRATION NO. 33-91426
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                         PARAVANT COMPUTER SYSTEMS, INC.
                 (Name of small business issuer in its charter)

              FLORIDA                                 3571                              59-2209179
  (State or other jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification No.)

                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901
                                 (407) 727-3672
              (Address and telephone number of principal executive
offices and principal place of business or intended principal place of business)

                               RICHARD P. McNEIGHT
                      PRESIDENT AND CHIEF OPERATING OFFICER
                         PARAVANT COMPUTER SYSTEMS, INC.
                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901
                                 (407) 727-3672
            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:
                            JAMES MARTIN KAPLAN, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                          Telephone No.: (212) 486-1700
                          Facsimile No.: (212) 223-1151

                                   -----------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                   -----------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE              OFFERING          AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED            PRICE PER UNIT            PRICE(1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value              300,000                  $2.00                $600,000             $181.82
     $.015 per share(1)
------------------------------------------------------------------------------------------------------------------------
 Redeemable Warrants, each
 to purchase one share of              420,000                   $.04                 $16,800               $5.09
      Common Stock(2)
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value              420,000                  $2.00                $840,000             $254.55
     $.015 per share(3)
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value              300,000                  $3.25(5)             $975,000(5)          $295.45
    $.015 per share (4)
------------------------------------------------------------------------------------------------------------------------
 Redeemable Warrants, each
 to purchase one share of              420,000               $1.34375(7)             $564,375(7)          $171.02
      Common Stock(6)
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value              420,000                  $3.25(5)           $1,365,000(5)          $413.64
    $.015 per share (8)
------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                  $1,321.57(9)
------------------------------------------------------------------------------------------------------------------------

(1)  Issuable upon exercise of the Underwriter's Warrants.

(2)  Issuable upon exercise of the Underwriter's Warrants.

(3)  Issuable upon exercise of the warrants underlying the Underwriter's
     Warrants.

(4) Represents shares which may be acquired by the Selling Securityholders upon exercise of the Underwriter's Warrants and resold pursuant to this Registration Statement.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"), based on the average of the high and low prices of the Common Stock on August 26, 1997, which was $3.25.

(6) Represents warrants which may be acquired by the Selling Securityholders upon exercise of the Underwriter's Warrants and resold pursuant to this Registration Statement.

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Act, based on the average of the high and low prices of the Warrants on August 26, 1997, which was $1.34375.

(8) Represents shares which may be acquired by the Selling Securityholders upon exercise of the warrants underlying the Underwriter's Warrants and resold pursuant to this Registration Statement.

(9)  An aggregate of $441.46 of such registration fee has previously been paid.


    Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock and Warrants as may become issuable by reason of stock splits, dividends and similar adjustments in accordance with the antidilution provisions of the Underwriter's Warrants and the Warrants underlying the Underwriter's Warrants.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                         PARAVANT COMPUTER SYSTEMS, INC.
                              CROSS REFERENCE SHEET


Item in Form SB-2                                                          Caption or Location in Prospectus
-----------------                                                     ---------------------------------------
1.  Front of Registration Statement and Outside Front Cover
    Page of Prospectus............................................    Facing Page of Registration Statement; Cross Reference
                                                                      Sheet; Outside Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of Prospectus.......    Inside Front and Outside Back Cover Pages of Prospectus
3.  Summary Information and Risk Factors..........................    Prospectus Summary; Risk Factors
4.  Use of Proceeds...............................................    Use of Proceeds
5.  Determination of Offering Price...............................    Outside Front Cover Page; Risk Factors; Underwriting
6.  Dilution......................................................    Risk Factors; Dilution
7.  Selling Security Holders......................................    Selling Securityholders and Plan of Distribution
8.  Plan of Distribution..........................................    Outside Front and Outside Back Cover Pages of
                                                                      Prospectus; Selling Securityholders and Plan of
                                                                      Distribution
9.  Legal Proceedings.............................................    Business
10. Directors, Executive Officers, Promoters and Control
    Persons.......................................................    Management
11. Security Ownership of Certain Beneficial Owners and
    Management....................................................    Principal Shareholders
12. Description of Securities.....................................    Description of Securities
13. Interest of Named Experts and Counsel.........................    *
14. Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities....................................    *
15. Organization Within Last Five Years...........................    Prospectus Summary; Management's Discussion and
                                                                      Analysis or Plan of Operation; Business; Certain
                                                                      Transactions
16. Description of Business.......................................    Prospectus Summary; Business
17. Management's Discussion and Analysis or Plan of                   Management's Discussion and Analysis or Plan of
    Operations....................................................    Operation
18. Description of Property.......................................    Business
19. Certain Relationships and Related Transactions................    Certain Transactions
20. Market for Common Equity and Related Stockholder
    Matters.......................................................    Outside Front Cover Page of Prospectus; Risk Factors;
                                                                      Certain Market Information Description of Securities;
                                                                      Shares Eligible for Future Sale; Underwriting
21. Executive Compensation........................................    Management
22. Financial Statements..........................................    Financial Statements
23. Changes In and Disagreements With Accountants on
    Accounting and Financial Disclosure...........................    *


-----------

   *Not applicable or answer is negative.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 2, 1997
                              SUBJECT TO COMPLETION

                         PARAVANT COMPUTER SYSTEMS, INC.

                       720,000 SHARES OF COMMON STOCK AND
         420,000 REDEEMABLE WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                                   -----------

        This Prospectus relates to the issuance of (i) up to 300,000 shares of common stock, par value $.015 per share (the "Common Stock"), of Paravant Computer Systems, Inc. (the "Company," "Paravant" or "PCS") issuable upon the exercise of warrants (the "Underwriter's Warrants") originally sold to Duke & Co., Inc. (the "Underwriter") in connection with the Company's 1996 initial public offering of securities (the "IPO") and/or (ii) up to 420,000 redeemable warrants to purchase Common Stock ("Warrants") issuable upon the exercise of the Underwriter's Warrants, and up to 420,000 shares of Common Stock issuable upon the exercise of the 420,000 Warrants underlying the Underwriter's Warrants. The Underwriter's Warrants entitle the holders thereof to purchase, in the aggregate, up to 300,000 shares of Common Stock at an exercise price of $2.00 per share and up to 420,000 Warrants at an exercise price of $.04 per Warrant. The Underwriter's Warrants are exercisable during the four-year period commencing June 3, 1997.

        Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $2.00, subject to adjustment in certain circumstances, for a period of five years commencing November 30, 1997. The Warrants are redeemable by the Company at any time commencing November 30, 1997 upon notice of not less than 30 days, at a price of $.0167 per Warrant, provided that the closing bid quotation of the Common Stock on the Nasdaq National Market ("Nasdaq") has exceeded $2.83 per share (subject to adjustment) for a period of 30 consecutive trading days during the period in which the Warrants are exercisable. The holders of Warrants will have the right to exercise their Warrants until the close of business on the date fixed for redemption. See "Description of Securities."

        This prospectus also relates to the offer and sale by the Underwriter and certain of the Underwriter's employees and equity holders (collectively, the "Selling Securityholders") of (i) up to 300,000 shares of Common Stock underlying the Underwriter's Warrants and (ii) up to 420,000 Warrants underlying the Underwriter's Warrants or, in the event any or all of the Warrants are exercised by the Selling Securityholders, up to 420,000 shares of Common Stock underlying such Warrants. It is anticipated that such securities will be offered and sold by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest thereof, from time to time in transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in private sales or in negotiated transactions, through the writing of options, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from the sales by the Selling Securityholders of any of such securities. See "Selling Securityholders and Plan of Distribution."

        The Common Stock and Warrants are traded on Nasdaq under the symbols "PVAT" and "PVATW," respectively. On August 26, 1997, the closing sale price of the Common Stock and Warrants on Nasdaq was $3.50 and $1.4375, respectively. See "Certain Market Information."

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" (COMMENCING ON PAGE 7) AND "DILUTION."

                                   -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ____________, 1997

                              AVAILABLE INFORMATION

        The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement including the exhibits filed therewith. The Registration Statement may be inspected and copies may be obtained from the Public Reference Section at the Commission's principal office, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the New York Regional Office, 7 World Trade Center, New York, New York 10048, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

        The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Commission's Public Reference Section at prescribed rates. The Company furnishes its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information set forth in this Prospectus gives effect to a three-for-one stock split of the Company's common stock, par value $.045 per share ("Old Common Stock"), which was effected on July 25, 1996 (the "Stock Split"). Pursuant to the Stock Split, each holder of record of Common Stock on July 22, 1996 received two additional shares of Old Common Stock for each share held on such date. In connection with the Stock Split, the Company amended its Articles of Incorporation to decrease the par value of its common stock from $.045 per share to $.015 per share, as a result of which each share of Old Common Stock was converted into a share of common stock, par value $.015 per share ("Common Stock"). In addition, in connection with the Stock Split, the Company elected to effect a three-for-one split of the Warrants (the "Warrant Split"), which Warrants originally represented the right to purchase one share of Common Stock at an exercise price of $6.00 per share. As a result of the Warrant Split, effective July 25, 1996, each holder of a Warrant thereafter held, in lieu of one Warrant to purchase one share of Common Stock at an exercise price of $6.00 per share, three Warrants, each to purchase one share of Common Stock at an exercise price of $2.00 per share. Unless otherwise indicated, the information set forth in this Prospectus gives effect to the Warrant Split.

                                   THE COMPANY

        Paravant Computer Systems, Inc. (the "Company", "Paravant" or "PCS") designs, manufactures and markets rugged, portable computers and communications interfaces for outdoor usage. Sold to the military, government and commercial markets, the Company's hand-held and laptop computers are specially designed and fabricated to withstand rough operational conditions and the rigors of adverse environments ranging from scorching, wind-swept deserts to hot, humid jungles to frozen arctic regions. Accordingly, PCS's products are relatively impervious to temperature extremes, humidity, fog and moisture, vibration or shocks, as well as impurities such as sand, dirt, dust and gravel. The Company typically furnishes both hardware and software elements of its computer/communication systems to its customers. See "The Company", "Business -- Industry Background and Products".

        The hand-held and laptop computers that the Company manufactures perform tasks and functions of an extensive nature. In military applications, PCS's computers operate weapon systems, provide radar displays, process incoming information, communicate with other systems, train personnel in system's utilization and diagnose and maintain equipment. In Raytheon's Hawk Anti-Aircraft Missile System, for example, PCS's computers display radar information indicating the location of potential targets, control the firing of missiles and serve as communicators of information and orders. In the government and commercial areas, the Company's products are used to collect, store, download and process data obtained in the field. They are specifically utilized in environmental studies and testing, land mapping and surveys, oil exploration, governmental inspections, medical testing and support and construction projects.

        The Company believes that it has several competitive advantages over other companies selling similar products. Specifically, the Company believes that, because it emphasizes ruggedization of its products from the selection and design of components to assembly and encasement in sealed containers through the extensive testing at various phases, it has achieved high levels of capability, performance and reliability for its products. PCS also offers its customers engineering services that modify its standard products for specialized applications. Moreover, its capability of incorporating state-of-the-art communications interfaces into its products allows computers to talk to one another and provide end-users with solutions to important technical problems. Finally, the Company specializes in miniaturizing electronic equipment, and, consequently, is able to place more computing power or communications capability into smaller and lighter configurations. See "Risk Factors", generally and "Risk Factors -- Competition".

        Unlike PCS, PCS's competition typically does not design for ruggedization from start to finish but rather purchases off-the-shelf computers or electronics available in the commercial market and encases them in protective, air-breathing boxes. These companies also generally neglect to provide customization services, furnish only limited communication capabilities for their products, if at all, and do not go beyond the existing miniaturization found in normal commercial computer applications. Naturally, given the higher levels of performance, capability and reliability of PCS's computers, its products tend to be substantially more expensive than those similar items offered by its competitors. However, the Company generally does not manufacture the components for its products. See "Risk Factors -- Competition" and "Business -- Supply and Manufacturing".

        For the fiscal year ending September 30, 1996, approximately 96% of PCS's total sales were made, directly or indirectly, to the military market in the United States and abroad. The remaining 4% of its sales for such period were made to the government and commercial markets. Approximately 97% of its total sales for the same period were made by it directly to foreign customers while additional sales of its products were made abroad by its U.S. customers.

        In the military market, the Company's customers include the Armed Forces of the U.S. government, foreign governments and major aerospace companies and prime military contractors, such as Raytheon, Lockheed Martin, and Texas Instruments. In regard to the government marketplace, PCS has sold its products to the U.S. Environmental Protection Agency, the U.S. Forestry Service, state Departments of Transportation and other government agencies. In the commercial market, the Company's computers have been sold to public utilities, timber and logging companies, surveyors, civil engineering firms and railroads. Such commercial customers include, among others, the Canadian Pacific Railroad, Weyerhauser, Westvaco and Geco Prakla.

        Current trends in U.S. military procurement and budgeting policies appear to be favorable to the Company. While the general trend in defense spending is toward reductions of overall expenditures, the areas in which PCS operate are either presently unaffected in any material way by such lower funding or are benefiting from funding increases. In its attempt to economize, the U.S. military tends to avoid expenditures on new large weapon systems and special-function computers wherever possible. In contrast, much of the Company's product emphasis is on upgrading and retro-fitting existing weapon systems in order to increase their overall capabilities. In its product offerings, PCS also stresses enhanced support for electronic warfare systems, diagnostics and maintenance of military equipment as well as battlefield communications and data processing. All of these areas are important to the U.S. military establishment in its procurement policies and strategic plans. Finally, PCS's miniaturization and customization capabilities, which make military electronic systems lighter and more compact, lend themselves to greater application to military needs in this age of rapid deployment of forces and equipment. Despite these factors, it is uncertain whether continued downward trends in military spending may have material adverse affects on the Company's future business. See "The Company," "Risk Factors" and "Business," generally.

        The Company is currently in the process of designing and developing a portable computer to be sold to manufacturers of certain types of medical devices. The computer would serve as a medical reprogramming device which would be used to communicate with, and thereby reprogram, programmable pumps (e.g., pacemakers, defibrillators, drug pumps and electroneurostimulation implants) which have been developed by such medical device manufacturers and surgically implanted in patients. Although the Company believes that, based on the reputation and experience it has developed in the military market, it will be able to penetrate the medical market by targeting medical device manufacturers who, like the Company's military customers, require expert electrical and mechanical engineering capabilities, strict documentation control, adherence to multiple specifications and configuration control management, there can be no assurance of such or that any medicalrelated computers will be developed by the Company or, if developed, will meet with broad market acceptance.

        The Company was incorporated under the laws of the State of Florida in June 1982. In June 1996, the Company consummated an initial public offering (the "IPO") of Common Stock and Warrants.

        The Company's principal executive offices are located at 1615A West Nasa Boulevard, Melbourne, Florida 32901 and its telephone number is (407) 727-3672.

                                  THE OFFERING

SECURITIES OFFERED..............  Up to (i) 300,000 shares of Common Stock reserved for issuance upon exercise of
                                  warrants (the "Underwriter's Warrants")
                                  originally sold to Duke & Co., Inc. (the
                                  "Underwriter") in connection with the IPO, and/or (ii) 420,000 Warrants reserved for issuance upon exercise of the Underwriter's Warrants, and up to 420,000 shares of Common Stock reserved for issuance upon exercise of such Warrants. See "Description of Securities."

COMMON STOCK OUTSTANDING
  Before the Offering (1)......   7,993,652 shares
  After the Offering (1)(2)....   8,713,652 shares

WARRANTS
   Warrants Outstanding
     Before the Offering........  4,830,000 Warrants
     After the Offering (3).....  5,250,000 Warrants
   Exercise terms...............  Exercisable for a period of five years commencing November 30, 1997, each to purchase one share of Common Stock for $2.00, subject to adjustment in certain circumstances. See "Description of Securities -- Redeemable Warrants."
   Expiration date..............  November 30, 2002.
   Redemption...................  Redeemable by the Company at any time commencing on November 30, 1996, upon notice of not less than 30 days, at a price of $.0167 per Warrant, provided that the closing bid quotation of the Common Stock on Nasdaq has exceeded $2.83 per share (subject to adjustment) for a period of 30 consecutive trading days during the period in which the Warrants are exercisable. The Warrants will be exercisable until the close of business on the date fixed for redemption. See "Description of Securities -- Redeemable Warrants."

USE OF PROCEEDS.................  The net proceeds, if any, received by the
                                  Company upon exercise of the Underwriter's
                                  Warrants and the Warrants included therein will be utilized for working capital and general corporate purposes. The Company will not receive any of the proceeds from sales by the Selling Securityholders of any of the securities to be issued to them upon exercise of the Underwriter's Warrants or upon exercise of the Warrants underlying the Underwriter's Warrants. See "Use of Proceeds."

RISK FACTORS....................  The securities offered hereby are speculative and involve a high degree of risk and
                                  immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

NASDAQ SYMBOLS.................   Common Stock - "PVAT".
                                  Warrants - "PVATW".

-----------

(1) Does not include (i) 1,201,884 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Company's Incentive Stock Option Plan (the "Incentive Plan"); (ii) 497,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Incentive Plan; (iii) 30,000 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's Nonemployee Directors' Stock Option Plan (the "Directors' Plan"); (iv) 15,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Directors' Plan; (v) 257,833 shares of Common Stock reserved for issuance upon exercise of options granted under a non-qualified stock option plan previously maintained by the Company, which has been cancelled; (vi) 480,000 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") issued in connection with a bridge financing in August 1995 (the "1995 Bridge Financing"); and (vii) 1,610,000 shares of Common Stock reserved for issuance upon exercise of Warrants issued to the public in the IPO.

(2) Assumes (i) the exercise of Underwriter's Warrants to purchase 300,000 shares of Common Stock and 420,000 Warrants and (ii) the exercise of all 420,000 Warrants received upon exercise of the Underwriter's Warrants, although there can be no assurance that any of the foregoing will be exercised.

(3) Assumes the exercise of all Underwriter's Warrants but not of the Warrants issuable upon exercise of the Underwriter's Warrants. There can be no assurance that any of the Underwriter's Warrants will be exercised.

                          SUMMARY FINANCIAL INFORMATION

        The summary financial information set forth below is derived from the historical financial statements of the Company included elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.


                                                                  NINE MONTHS ENDED                             YEAR ENDED
                                                                     JUNE 30, (2)                             SEPTEMBER 30,
                                                            --------------------------------         -------------------------------
                                                                1997               1996                 1996                1995
                                                                ----               ----                 ----                ----
                                                                     (UNAUDITED)
STATEMENT OF EARNINGS DATA:
    Revenues ......................................          $8,196,533          $3,682,110          $10,495,063         $8,652,553
    Net Income (loss) .............................            $351,675           $(784,938)            $702,153           $581,415
    Earnings (loss) per share (1) .................                $.04               $(.16)                $.10               $.13
    Weighted average number of ....................          12,806,956           4,883,333            7,652,320          4,500,000
     shares outstanding (1)

BALANCE SHEET DATA:
    Working capital ...............................          $6,236,526          $4,865,900           $6,836,348         $1,850,408
    Total assets ..................................          $9,571,805          $8,232,586          $10,988,658         $9,449,715
    Total liabilities .............................          $2,154,054          $2,676,608           $3,942,814         $7,442,544
    Total stockholders' equity ....................          $7,417,751          $5,555,978           $7,045,844         $2,007,171


-----------

(1) The weighted average number of shares outstanding has been determined assuming shares and options issued subsequent to September 30, 1995 were outstanding for all periods presented, including periods in which the effect is anti-dilutive.

(2) Typically, a substantial portion of the Company's revenue is generated in the Company's fourth quarter in accordance with U.S. government annual budgeting and spending patterns. See "Risk Factors -- Seasonality, Cost Overruns and Long Sales Cycle" and "Management's Discussion and Analysis or Plan of Operation."

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

                                  RISK FACTORS

               An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should only be made by investors who can afford the loss of their entire investment. Prospective investors should give careful attention to these risk factors, as well as to the other information described elsewhere in this Prospectus, including the financial statements and notes thereto, in evaluating the Company, its business and management before making a decision to purchase the Common Stock and Warrants. In addition to the risks discussed below, businesses, including the Company's, are often subject to risks not foreseen, anticipated or appreciated by its management.

               This Prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus, including but not limited to the budgetary and appropriations policies of the Company's governmental customers, the competitive environment for the Company's products and services, the timing of new orders and the degree of market penetration of the Company's new products.

               Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in other documents the Company files or has filed from time to time with the Securities and Exchange Commission pursuant to the Exchange Act.

SUBSTANTIAL DEPENDENCE UPON MILITARY SALES

               The majority of PCS's sales have historically been to the United States military, foreign military or military suppliers. The Company's future success, if any, is highly dependent on the continued purchase by the military of its portable computers or equipment manufactured by others which contain its devices. For the fiscal years ending September 30, 1996 and 1995 and for the nine months ended June 30, 1997 and 1996, direct and indirect sales of the Company's products to the U.S. Department of Defense and foreign governments represented approximately 96%, 96%, 96% and 97%, respectively, of its sales. Attempts to reduce military expenditures have commenced for a multitude of reasons, including budget deficit reduction and a perceived easing of global tensions.

               For the past four years, the uncertain defense budget situation has caused delays in contract awards and reduced funding for various military programs. Management expects that these downward trends will continue through 1999. Notwithstanding the foregoing, most of PCS's product sales to the U.S. military have either been unaffected by such reductions in military spending or have benefitted from increases in such funding. Management believes that this has occurred because its products are often used for upgrades or retrofits of existing military devices, electronic warfare systems, portable diagnostic and maintenance equipment, lighter systems for rapid deployment and digitalization of the battlefield. However, although to date the Company has generally not been adversely affected by delays in contract awards or reductions in spending, there can be no assurance that any future delays or reductions will not have a material adverse effect on the Company's business. See "Business -- Industry Background" and "Customers".

               Recent announcements from the U.S. Congress and Defense Department indicate that overall defense spending may stabilize or increase modestly; however, it is extremely difficult to predict the amount or pattern of such spending. Management believes that in the foreseeable future military spending on new weapon systems will continue to be restricted to research and development of military hardware already under development and to limited production of such systems. During this period, the Company anticipates that the U.S. military will still emphasize the upgrading, repair and extended use of older systems.

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

               One example of the U.S. military's deferring expenditures on new weapon systems involves its handling of the F-16 and F-22 fighter planes. Instead of replacing F-16's with the newer F-22's, the military has, in its economizing efforts, sought to continue the F-16's in service for longer periods. As a consequence, PCS's sales of its portable computers to Lockheed as part of that company's upgraded electronic maintenance systems for F-16's has actually increased recently. Should the U.S. military alter this policy and seek full-scale production of the F-22 planes, sales of the Company's computers for such maintenance system will, in all likelihood decrease. See "Business -- Industry Background and Products".

UNCERTAINTY OF ISO-9001 CERTIFICATION

               The Company is currently endeavoring to upgrade its own manufacturing and assembly facilities and procedures to meet the quality management and assurance standards of ISO-9001, propounded by an international rating agency. These standards have been adopted by the European Economic Community as their preferred quality standards and, to some degree, by the U.S. Department of Defense. As far as its compliance with ISO-9001 is concerned, the Company envisages a five-step process: (i) training and selection of a steering committee; (ii) review of existing quality procedures and developing better procedures and statements of general goals; (iii) preparation of specific written quality procedures; (iv) implementation and testing of such procedures; and (v) formal audit by an ISO-9001 certified auditor to determine if the Company's new or modified procedures are sufficient and official issuance of ISO-9001 certification. Each phase of this five-step process takes approximately six months. PCS has completed the first three stages and is currently involved in meeting its goals for phase four. It is estimated that within twelve months the Company should obtain ISO-9001 certification, although there can be no assurance of such. Any failure or significant delay on the part of the Company in complying with such standards could materially and adversely affect its direct and indirect sales to the U.S. military as well as to certain foreign customers and prevent its expansion in such markets. See "Business -- Supply and Manufacturing".

GOVERNMENT REGULATION AND CONTRACTS

               Commercial enterprises engaged primarily in supplying equipment and services, directly or indirectly, to the United States government are subject to special risks such as dependence on government appropriations, termination without cause, contract renegotiation and competition for the available Department of Defense ("DoD") business. PCS has no material DoD contracts, however, that are subject to renegotiation in the foreseeable future and is not aware of any proceeding to terminate material DoD contracts in which it may be indirectly involved. In addition, many of the Company's contracts provide for the right to audit its cost records and are subject to regulations providing for price reductions if inaccurate cost information was submitted by PCS. See "Risk Factor -- Competition" and "Business -- Government Regulation and Contracts" and "Competition".

DEPENDENCE ON MAJOR CUSTOMERS

               The Company's business is substantially dependent on a relatively small number of customers and DoD programs. In the fiscal years ended September 30, 1996 and September 30, 1995, Raytheon Company (49% and 47%, respectively), Lockheed Martin Corporation (21% and 25%, respectively), STN Atlas Electronics (15% and 13%, respectively) and Texas Instruments (10% and 1%, respectively) accounted for an aggregate of 95% and 86%, respectively, of PCS's total sales. The loss of Raytheon or Lockheed Martin as a customer could have a material adverse effect on PCS's results of operations or financial condition. In recent years, there have been a number of consolidations of various prime contractors serving the defense industry. To date, the Company has not been adversely affected by any such consolidations and the Company does not anticipate that consolidations of contractors will negatively impact the Company, although there can be no assurance of such. See "Business -- Customers".

               As of June 30, 1997, the Company's backlog was $9,099,394, 87% of which was represented by large orders from three customers: Lockheed Martin Corporation (59%), Raytheon Company (23%) and Harris Corp. (8%). The remaining 13% of such backlog represented orders from approximately ten other customers. The loss or diminution of orders from any large customer or group of customers could have a substantial adverse effect on PCS's business and prospects. See "Business -- Backlog".

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

TECHNOLOGICAL OBSOLESCENCE OR FAILURE AND UNCERTAIN MARKET ACCEPTABILITY

               The markets served by the Company are characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. PCS's business requires substantial ongoing research and development efforts and expenditures, and its future success will depend in large measure on its ability to enhance its current products and develop and introduce new products that keep pace with technological developments in response to evolving customer requirements. Nevertheless, while the Company is under pressure to introduce new products which embody recent technology, the Company is under less pressure than computer companies serving either commercial markets or commercial applications within the military. The Company's military customers buy the Company's products for use in rugged tactical applications and place a high premium on low risk in terms of performance and complete configuration control (i.e., once a specific product configuration is selected, military customers often do not want the product to change in order to ensure absolute software compatibility as well as to ensure that spare parts and trained personnel will be able to consistently and reliably support the products in the field for years). Typically, the Company will trail the commercial market in terms of technology and the Company's experience to date is that this is usually acceptable to the risk-averse engineering community which the Company serves. The customer is afforded the opportunity to purchase "proven" technology. Many older customers continue to buy the old product configurations and even new customers sometimes adopt the older design products. However, most new customers start buying the Company's most recently introduced products but will then want to buy the identical product configuration over an extended period of time. Likewise, in the medical market, the Company believes that, while it may be under pressure to introduce new products which incorporate recent technology, the Company's medical customers will seek to purchase "proven" technology and will not wish to experience changes in the products selected. Accordingly, while the Company is under continuing pressure to design new products, it is not under the same degree of intense pressure as companies in the commercial market to offer the latest technologies well ahead of its competitors. There can be no assurance, however, that in the future the Company's failure to anticipate or respond adequately to technological developments and changing customer requirements or the occurrence of significant delays in new product development or introduction or the technological failures of its products or the systems in which they are incorporated, would not result in a material loss of anticipated future revenues and seriously impair PCS's competitiveness.

               In addition, PCS may misgauge market needs and introduce products that fail to gain the necessary market acceptance due to a variety of factors, including pricing. Hence, it is also uncertain whether new products or enhancements of existing products can be successfully marketed and sold by the Company. See "Business -- New Products, Marketing and Sales and Research and Development Activities".

RISKS OF FOREIGN SALES

               For the nine months ended June 30, 1997 and 1996 and the fiscal years ended September 30, 1996 and 1995, the Company derived approximately 1%, 16%, 18% and 20% of its total sales, respectively, from foreign markets. PCS expects that foreign sales will continue to represent a significant portion of its future revenue. Foreign sales are subject to numerous risks, including political and economic instability in foreign markets, restrictive trade policies of foreign governments, inconsistent product regulation by foreign agencies or governments, currency valuation variations, exchange control problems, the imposition of product tariffs and the burdens of complying with a wide variety of international and U.S. export laws and differing regulatory requirements. To date, the Company's foreign sales have been transacted in U.S. dollars and payments have generally been supported by letters of credit. To the extent, however, that any future foreign sales are transacted in a foreign currency or not supported by letters of credit, PCS would also be subject to possible losses due to foreign currency fluctuations and difficulties associated with collection of accounts receivable abroad. See "Business -- Marketing and Sales" and "-- Government Regulations and Contracts".

SEASONALITY, COST OVERRUNS AND LONG SALES CYCLE

               Because so much of its sales are related to the U.S. military and government procurement, the Company's business is greatly influenced by the timing of such purchases. Many U.S. military and government purchasing decisions tend to be effectuated in the last portion of the Federal government's fiscal year. As a consequence, a gradual increase of the Company's sales develops during its first three quarters, but most sales actually occur in its fourth quarter ending September 30th each year to correspond with such government purchase decisions. This unevenness in sales generation and development can exert significant pressure on management's capabilities and the Company's resources. At times, PCS has experienced strains on, and shortages of, working capital resulting from such seasonality.

               For the most part, the Company enters into the equivalent of fixed price contracts with its customers for the sales of its computer products and engineering services. In the event that PCS has not properly estimated the costs in advance of such sales or undergoes unforeseen difficulties in developing or producing the products or services, its costs may exceed the prices previously agreed upon or may be so great as to narrow significantly its expected profit-margins. Although the Company has not historically experienced cost overruns, such cost overruns may in the future have a material adverse impact on the Company's business and its profitability.

               On the military side of its business, the Company often experiences a lengthy sales cycle that, from beginning to end, may run for as many as five (5) years in some cases. There are generally a number of crucial points in this cycle, including the identification of a product need in a military program, the retention of the prime contractor, retention of subcontractors for each element, assembly of elements for prototype systems, testing of such systems, funding for production runs of the systems and execution of the production contracts for the prime contractor and the sub-contractors. Not only does this cycle take a long time, but it is also susceptible to failure at each crucial point.

               In addition, the Company will also experience a lengthy sales cycle with respect to its medical-related computer products, primarily due to the length of time required to obtain approval of such products from the Food and Drug Administration (the "FDA"). In developing reprogramming devices for its medical customers, the Company must first design each particular reprogrammer based on the unique specifications of the particular customer with respect to its programmable medical device. Once the reprogrammer has been tested and approved by the customer, the customer must thereafter submit the complete programmable device, including the Company's reprogrammer, for FDA approval, which can take from three to eighteen months. Any delays in obtaining FDA approval for any such devices, whether resulting from the portion of the device relating to the Company's reprogramming computer or from the portion of the device developed by the customer, could have a material adverse effect on the Company's business and operations.

               Consequently, the Company can and does invest heavily in time, money and manpower to obtain subcontracts for military production runs on its products and will invest heavily in time, money and manpower to design and implement its medical computer products. In the final analysis, such investments may yield no business at all or may take so long to develop that PCS's resources are strained or other more profitable opportunities are missed. See "Business -- Industry Background, Marketing and Sales" and "-- Government Regulations and Contracts".

COMPETITION

               The Company competes in the rugged portable computer business with a wide variety of computer manufacturers and repackagers, many of which are larger, better known and have more resources in finance, technology, manufacturing and marketing. PCS competes on the basis of customization capabilities, price, performance, delivery and quality. In many situations, the Company will not be the lowest-priced bidder.

               Because a large portion of PCS's business is military-related, a procurement procedure for militarized computers -- i.e., Indefinite Delivery, Indefinite Quantity ("IDIQ") contracts -- could have a material adverse impact on the Company. IDIQ represents large bulk purchasing of commercial and militarized computers. With only a small portion of computers purchased being militarized, these large umbrella contracts offer the U.S. government the lowest prices, but usually each reaches hundreds of millions of dollars. As a result, only large companies can afford to bid on these contracts, and smaller companies, like PCS, can be easily locked out of the process unless they have formed strategic alliances with a larger successful company or other means to avoid the impact of IDIQ's are found. Fortunately, for the last five (5) years, the Company has made military sales of its computers because they fall into product categories not currently covered by IDIQ requirements. See "Business -- Government Regulation and Contracts and Competition".

               In the medical market, the Company believes that many medical device manufacturers either design and produce their own medical support devices such as reprogrammers or hire a design consultant to design such devices and contract with a third party to manufacture the devices. Although the Company believes that it will compete based on its ability to offer a full design and production service to medical device manufacturers, there can be no assurance of such, or that the Company will be able to compete successfully with other computer manufacturers who provide similar design and production services to medical device manufacturers.

DEPENDENCE UPON KEY PERSONNEL AND ATTRACTION OF QUALIFIED PERSONNEL

               The Company is highly dependent on the services of Richard P. McNeight, its President and Chief Operating Officer, and William R. Craven, its Vice President of Marketing. The Company has entered into a three-year employment contract with each of them effective through December 31, 1997. The Company has also obtained "key-man" term insurance in the amount of $1,500,000 on the lives of each of them. The loss of their services to the Company could materially and adversely affect its business and operations. See "Management".

               In recent years, as PCS's business has improved and Messrs. McNeight and Craven have assumed more management responsibilities, Krishan K. Joshi, PCS's Chairman and Chief Executive Officer, has spent considerably less of his time managing the Company's affairs. Management believes that his diminished role has not had, nor will it have in the future, any adverse effects on the Company's operations or financial condition. At present, PCS has no plans to appoint a full-time Chief Executive Officer in the near future.

               Competition for qualified employees is intense, and the loss of any such person or the inability to locate, attract, retain and motivate qualified personnel required for the expansion of PCS's activities could materially and adversely affect its business and operations. There can be no assurance that it will be successful in this regard or, if successful, that the services of such personnel can be secured on terms deemed favorable to it. See "Business -- Employees".

RELIANCE ON SUB-CONTRACTORS AND SUPPLIERS

               The Company subcontracts the fabrication of its computer boards to a few third party manufacturers. It purchases the metal cases, hard disk drives, brackets, window panels and the keyboards for its portable computers from sole sources such as Distec, Xcel, Rhinehart and HiTech. PCS also licenses its software from sole sources, including MicroSoft, Phoenix Technology, Magnavox and JFK Associates. Many of its other components are furnished by outside suppliers. Except for its software suppliers, it does not have written agreements with any of these subcontractors or suppliers. This reliance on a few subcontractors, sole sources and other suppliers can, and has, resulted in some delays in deliveries as well as several quality control and production problems. Moreover, the discontinuation of a necessary component by a subcontractor or supplier can also be a significant negative development for the Company. In addition, interference, suspension or termination of such fabrication or supply sources will cause greater delays due to the difficulties and time required to find suitable replacements or substitute sources and may have a material adverse impact on the Company's business. See "Management's Discussion and Analysis or Plan of Operation" and "Business -- Supply and Manufacturing".

POSSIBLE PRODUCT LIABILITY

               The risk that the Company's products may malfunction and cause a loss of or error in data, loss of man hours, damage to, or destruction of, equipment or delays is significant. Consequently, PCS, as a manufacturer of such computers, may be subject to claims if such malfunctions or breakdowns occur. The Company is not aware of any past or present claims against it. While PCS presently maintains product liability insurance of $1,000,000, it cannot be certain that such coverage will be adequate to satisfy future claims, if any.

               In connection with any products developed by the Company for sale in the medical market, the Company currently anticipates that the Company's contracts with its medical device customers will include provisions requiring such customers to indemnify the Company or provide insurance for any claims brought against the Company as a result of any malfunctions in the programmable devices sold by such customers. There

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

can be no assurance that any such indemnification or insurance will be obtained or, if obtained, will be adequate to satisfy future claims, if any.

POSSIBLE NEED FOR ADDITIONAL FINANCING

               The Company anticipates that the proceeds of this offering, together with the Company's existing working capital and anticipated cash flow from the Company's operations, will be sufficient to satisfy the Company's cash requirements for at least twelve months. In the event the Company's plans change (due to unanticipated expenses or difficulties or otherwise), or if the proceeds of this offering and projected cash flow otherwise prove insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated. Except for the Company's current bank loans, the Company has no current arrangements with respect to, or sources of, additional financing. Accordingly, there can be no assurance that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. The Company's inability to obtain such additional financing could have a material adverse effect on the Company's long-term liquidity and on the proposed business expansion plans of the Company. See "Use of Proceeds" and "Management's Discussion and Analysis or Plan of Operation".

MANAGEMENT'S BROAD DISCRETION IN USE OF PROCEEDS

               The proceeds to the Company from the exercise of the Underwriter's Warrants and the Warrants included therein, net of expenses of this offering, will be approximately $1,351,800 assuming that all such Underwriter's Warrants and Warrants included therein are exercised. The Company has been advised by the holders of the Underwriter's Warrants that they currently intend to exercise all of the Underwriter's Warrants at such time as the Underwriter's Warrants become exercisable, thereby resulting in proceeds to the Company (before deducting expenses) of $768,000. Management anticipates that the proceeds of this offering, if any, will be allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. The Company will not receive any of the proceeds from sales by the Selling Securityholders of any of the securities to be issued to them upon exercise of the Underwriter's Warrants or upon exercise of the Warrants underlying the Underwriter's Warrants. See "Use of Proceeds."

CONCENTRATION OF OWNERSHIP

               As of the date of this Prospectus, Krishan K. Joshi, the Company's Chairman, Richard P. McNeight, the Company's President, and William R. Craven, the Company's Vice President of Marketing, beneficially own approximately 28.0%, 11.4% and 6.0%, respectively, of the outstanding shares of Common Stock of the Company (assuming no exercise of the Underwriter's Warrants or the Warrants included therein or of options or warrants held by persons other than Messrs. Joshi, McNeight and Craven). Although such stockholders do not hold, in the aggregate, a majority of the voting securities of the Company, their significant beneficial holdings enable them to exercise substantial influence over the Company. See "Principal Shareholders".

NO ASSURANCE AS TO PROTECTION OF INTELLECTUAL PROPERTY; DEPENDENCE ON INTELLECTUAL PROPERTY

               The Company has no patent or copyright protection on its products. Its ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its technologies. PCS intends to rely substantially on unpatented proprietary information and know-how, and there can be no assurance that others will not develop such information and know-how independently or otherwise obtain access to its technology. Also, it is not certain that the Company's proprietary technology will not infringe patents or other rights owned by others, and that as a result it may not be in a position to license such technology at a reasonable cost. See "Business -- Intellectual Property".

NO DIVIDENDS

               The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. See "Dividend Policy" and "Description of Securities".

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QUALIFICATION AND MAINTENANCE REQUIREMENTS FOR NASDAQ LISTING; MARKET VOLATILITY

               The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. In addition, the market prices of the securities of many publicly-traded companies in the computer and defense industries have in the past been, and can in the future be expected to be, especially volatile. Various factors and events, including future announcements of new product and service offerings by the Company or its competitors, and economic and other external factors, as well as fluctuations in the Company's financial results, could have a significant impact on the market prices of the Company's securities.

               The Common Stock and Warrants are quoted on the Nasdaq National Market. The Commission has approved rules imposing criteria for listing of securities on the Nasdaq National Market, including standards for maintenance of such listing. In order to qualify for initial quotation of securities on the Nasdaq National Market, a company, among other things, must have at least $4,000,000 in net tangible assets, $3,000,000 in market value of the public float and a minimum bid price of $5.00 per share. For continued listing, a company, among other things, must have $1,000,000 in net tangible assets, $1,000,000 in market value of securities in the public float and a minimum bid price of $1.00 per share. In addition, Nasdaq has proposed increasing the Nasdaq National Market maintenance criteria by requiring a company to have, among other things, either (i) $4,000,000 in net tangible assets, a public float of at least 750,000 shares with a market value of at least $5,000,000 and a minimum bid price of $1.00 per share or, alternatively, (ii) a market capitalization of $50,000,000 or total assets and total revenues of $50,000,000, a public float of at least 1,100,000 shares with a market value of at least $15,000,000 and a minimum bid price of $5.00. If the Company is unable to satisfy the Nasdaq National Market's maintenance criteria in the future, its securities may be delisted from the Nasdaq National Market. In such event, the Company would seek to list its securities on the Nasdaq Small Capitalization Market. However, if it was unsuccessful, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board". As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Company's securities.

PENNY STOCK REGULATION

               In the event that the Company is unable to satisfy the maintenance requirements for the Nasdaq National Market and its Common Stock falls below the minimum bid price of $5.00 per share for the initial quotation, the Company would seek to list its securities on the Nasdaq Small Capitalization Market. If it was unsuccessful, trading would be conducted on the "pink sheets" or the NASD's "Electronic Bulletin Board". In the absence of the Common Stock being quoted on Nasdaq, or the Company's having $2,000,000 in stockholders' equity, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Exchange Act, for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

               The Commission adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

               If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of the purchasers in this offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

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POSSIBLE ISSUANCES OF PREFERRED STOCK

               Shares of Preferred Stock of the Company may be issued by the Board of Directors, without stockholder approval, on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. In connection with the IPO, the Company agreed with the Underwriter that, for a period of two years commencing May 30, 1996, the issuance of Common Stock or any warrants, options or other rights to purchase Common Stock is subject to the Underwriter's prior consent, which may not be unreasonably withheld. Accordingly, such restriction limits the ability of the Company to issue shares of Preferred Stock which are, by their terms, convertible into or exchangeable for shares of Common Stock. The Underwriter has informed the Company that the primary factor that it will consider in approving additional sales of securities by the Company will be the price at which the securities will be sold since the Underwriter's concern is to prevent issuances of securities at below fair market value which it believes would be harmful to the public investors. Although the ability to issue Preferred Stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company. This result could prevent an increase in the market price of PCS's Common Stock or cause a decline in such price. PCS has no current plans to issue any shares of its Preferred Stock. See "Description of Securities -- Preferred Stock".

POSSIBLE CONTINGENT LIABILITY

               In connection with a bridge financing involving certain private investors which preceded the IPO, the Company may be deemed to have incurred a technical violation of Section 5 of the Securities Act of 1933, as amended. Accordingly, there may be a contingent liability associated with such matter. However, management believes that there was no such violation, and the possibility of such related liability is remote. See "Description of Securities -- Bridge Financing" and Footnote 8 to Financial Statements. See also "Business -- Legal Proceedings" for information relating to a lawsuit filed against the Company by its former counsel.

SHARES ELIGIBLE FOR FUTURE SALE

               Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price of such shares. Upon the consummation of this offering, the Company will have 8,713,652 shares of Common Stock outstanding (assuming no exercise of outstanding options or warrants other than the Underwriter's Warrants and the Warrants included therein), of which 3,450,000 shares will be freely tradeable without restriction or further registration under the Securities Act. All of the remaining 5,263,652 shares of Common Stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 (including, without limitation, certain volume limitations and holding period requirements thereof) or pursuant to another exemption under the Securities Act. In addition, directors, officers and securityholders of the Company beneficially owning approximately 56% of the 7,993,652 shares of Common Stock outstanding as of the date of this Prospectus have agreed not to dispose of their shares, subject to certain exceptions, for a period of eighteen months commencing May 30, 1996, without the prior written consent of the Underwriter. The Company has been advised by the Underwriter that it has not entered into any agreements or understandings with such individuals regarding an early release of the eighteen-month restriction; however, the Underwriter's general policy is to look at the market conditions with respect to the particular securities and to look at each request on an individual basis. The Underwriter has indicated to the Company that the market conditions it generally focuses on are the volume of trading in the securities and the price of the securities and that the Underwriter would grant a release only if it believed that such release would not interfere with an orderly market in the Company's securities. See "Underwriting".

                                 USE OF PROCEEDS

               The proceeds received by the Company upon exercise of the Underwriter's Warrants and the Warrants included therein, net of expenses of the offering, will be $1,351,800, assuming that all of such Underwriter's Warrants and Warrants included therein are exercised. Although the Company has been advised by the holders of the Underwriter's Warrants that they currently intend to exercise all of the Underwriter's

Warrants at such time as such Underwriter's Warrants become exercisable, there can be no assurance as to the number of Warrants, if any, or Underwriter's Warrants or Warrants included therein, if any, which will be exercised. Management anticipates that the net proceeds of this offering, if any, will be allocated to working capital and general corporate purposes and will be applied, to the extent necessary, to the Company's current operations. The Company will not receive any of the proceeds from sales by the Selling Securityholders of any of the securities to be issued to them upon exercise of the Underwriter's Warrants or upon exercise of the Warrants underlying the Underwriter's Warrants.

                           CERTAIN MARKET INFORMATION

               The shares of Common Stock of the Company commenced trading on the Nasdaq Stock Market National Market under the symbol "PVAT" on June 13, 1996. The range of high and low reported closing sales prices for the Common Stock as reported by Nasdaq since the commencement of trading were as follows:

                                                          High (1)     Low (1)
                                                          -------      -------
FISCAL YEAR 1996
June 3, 1996 to June 30, 1996 ......................      $5 3/8         $1 7/8
Fourth Quarter .....................................      $6 3/8         $4 5/8
FISCAL YEAR 1997
First Quarter ......................................          $8       $4 15/16
Second Quarter .....................................      $7 3/4             $5
Third Quarter ......................................      $7 5/8         $2 7/8

--------

(1) All share prices with respect to dates prior to the Stock Split have been adjusted to give effect to the Stock Split.

        The prices set forth above reflect inter dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

        On August 25, 1997, as reported by the Company's transfer agent, shares of Common Stock were held by 69 persons, based on the number of record holders, including several holders who are nominees for an undetermined number of beneficial owners.

                                    DILUTION

        The difference between the exercise price of the Warrants and the adjusted net tangible book value per share of Common Stock after this offering, assuming exercise for cash of all Underwriter's Warrants and Warrants included therein, constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value (total tangible assets less total liabilities) of the Company on such date by the number of shares of Common Stock outstanding on such date.

        At June 30, 1997, the net tangible book value of the Company was $7,345,001, or $.92 per share of Common Stock. After giving effect to the sale by the Company of 300,000 shares of Common Stock upon the exercise of the Underwriter's Warrants and 420,000 shares of Common Stock upon the exercise of the Warrants underlying the Underwriter's Warrants, and the receipt of the net proceeds therefrom, the net tangible book value at June 30, 1997 would have been $8,696,801, or $1.00 per share of Common Stock, representing an immediate increase in net tangible book value of $.08 per share to existing shareholders and an immediate dilution of $1.00 (50%) per share to those who exercise Warrants. The following table illustrates the foregoing information with respect to dilution on a per share basis:


Public offering price per share of Common Stock upon exercise of
 Underwriter's Warrants and Warrants........................................           $2.00
   Net tangible book value per share before offering........................   $.92
   Increase per share attributable to investors in this offering (1)........   $.08
Adjusted net tangible book value after offering.............................           $1.00
                                                                                       -----
Dilution to investors in this offering......................................           $1.00
                                                                                       =====

----------

        (1) Assumes no exercise of any outstanding options or warrants other than the Underwriter's Warrants and the Warrants underlying the Underwriter's Warrants.

                                 CAPITALIZATION

        The following table sets forth, as of June 30, 1997, the capitalization of the Company (i) on a historical basis and (ii) as adjusted to give retroactive effect to the issuance and sale of the securities offered hereby and the anticipated application of the estimated net proceeds therefrom. This information should be read in conjunction with the Company's financial statements and related notes appearing elsewhere in this Prospectus.

                                                                                      Actual                As Adjusted
                                                                                      ------                -----------
                                                                                             June 30, 1997
                                                                                             -------------
                                                                                              (unaudited)
Indebtedness:
      Short-Term Debt, including current portion of long-term debt and
        capital lease obligation..................................................   $  304,537           $  304,537
      Long-Term Debt and capital lease obligation.................................      133,033              133,033
Stockholders' Equity:
      Preferred Stock, par value $.01 per share; 2,000,000 shares authorized;
        none issued...............................................................       --                   --
      Common Stock, par value $.015 per share; 30,000,000 shares authorized;
        7,993,652 shares issued and outstanding at June 30, 1997; 8,713,652
        shares issued and outstanding as adjusted for this Offering (1)...........      119,449              130,249
      Capital in Excess of Par Value..............................................    5,066,068            6,400,054
      Retained Earnings...........................................................    2,232,234            2,232,234
                                                                                     ----------           ----------
            Total Stockholders' Equity.............................................   7,417,751            8,762,537
                                                                                     ----------           ----------
           Total Capitalization...................................................   $9,200,077           $9,200,077
                                                                                     ----------           ----------
                                                                                     ----------           ----------

-----------

   (1) Does not include (i) 1,201,884 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Incentive Plan;
       (ii) 497,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Incentive Plan; (iii) 30,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Directors' Plan; (iv) 15,000 shares of Common Stock reserved for issuance upon exercise of stock options available for future grant under the Directors' Plan; (v) 257,833 shares of Common Stock reserved for issuance upon exercise of options granted under a non-qualified stock option plan previously maintained by the Company, which has been cancelled; (vi) 480,000 shares of Common Stock issuable upon exercise of the Bridge Warrants; and (vii) 1,610,000 shares of Common Stock reserved for issuance upon exercise of Warrants issued to the public in the IPO.

                                    SELECTED FINANCIAL DATA

        The following table summarizes certain selected financial data which should be read in conjunction with the Company's financial statements and related notes thereto and with Management's Discussion and Analysis or Plan of Operation, which are included elsewhere in this Prospectus. The data as of and for the years ended September 30, 1996 and 1995 has been derived from the Company's financial statements which have been audited by KPMG Peat Marwick LLP, independent accountants. The data as of and for the nine months ended June 30, 1997 and 1996 has been derived from the Company's unaudited interim financial statements. In the opinion of management, such interim financial data reflects all adjustments necessary for a fair presentation of financial position, results of operations and cash flows. Operating results for the nine-month period ended June 30, 1997 are not necessarily indicative of the results that may be attained for the entire fiscal year.

                                                           NINE MONTHS ENDED
                                                               JUNE 30,                   YEAR ENDED SEPTEMBER 30,
                                                         -------------------              ------------------------
                                                         1997           1996                1996             1995
                                                         ----           ----                ----             ----
                                                             (UNAUDITED)
STATEMENT OF EARNINGS DATA:
    Revenues ....................................     $8,196,533        $3,682,110       $10,495,063        $8,652,553
    Cost of Revenues ............................      4,377,275         2,253,864         5,818,010         4,680,661
        Gross Profit ............................      3,819,258         1,428,246         4,677,053         3,971,892
    Selling and administrative expense ..........      3,216,759         2,315,082         3,247,385         2,668,320
        Income (loss) from operations ...........        602,499          (886,836)        1,429,668         1,303,572
    Other income (expense):
        Interest expense ........................        (83,245)         (329,225)         (362,956)         (392,589)
        Miscellaneous income (expense) ..........         23,120           (32,646)           11,257           (50,711)
                                                      ----------        ----------       -----------        ----------
           Income (loss) before income taxes ....        542,374        (1,248,707)        1,077,969           860,272
        Income tax expense (benefit) ............       (190,699)          463,769           375,816           278,857
                                                      ----------        ----------       -----------        ----------
           Net income (loss) ....................     $  351,675        $ (784,938)      $   702,153        $  581,415
                                                      ==========        ==========       ===========        ==========
Earnings (loss) per share .......................     $      .04        $     (.16)      $      0.10        $     0.13

BALANCE SHEET DATA:

    Cash and cash equivalents ...................     $  424,742        $   76,722       $    65,069        $  211,426
    Working Capital..............................      6,236,526         4,865,900         6,836,348         1,850,408
    Total assets.................................      9,571,805         8,232,586        10,988,658         9,449,715
    Long-term obligations, less current portion..        133,003           681,809           686,932           806,388
    Total Stockholders' equity ..................     $7,417,751        $5,555,978       $ 7,045,844        $2,007,171

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

    The following discussion and analysis of the Company's results of operations, liquidity and financial condition should be read in conjunction with the financial statements of the Company included elsewhere in this Prospectus and the related notes thereto.

RESULTS OF OPERATIONS

Nine-Month Period Ended June 30, 1997 Compared to the Nine-Month Period Ended June 30, 1996

    Revenues for the nine months ended June 30, 1997 were $8,196,533, an increase of $4,514,423 or 123% over the nine months ended June 30, 1996 revenues of $3,682,110. This increase is primarily due to the Company's strong backlog ($9,099,394 at June 30, 1997) and continued full scale production deliveries to Raytheon in support of the U.S. Marine Corps HAWK/AVENGER Air Defense missile system upgrade and additional requirements of Lockheed Martin's Enhanced Diagnostic Aid ("EDNA") systems for use by U.S. Air Force on F-16 Fighter Aircraft.

    Gross profit was $3,819,258 for the nine months ended June 30, 1997, or 47% of sales, compared to $1,428,246 or 39% of sales in the nine months ended June 30, 1996, a total increase of $2,391,012 or 167%. This increase in gross profitability results primarily from the increased revenues discussed above.

    Selling and administrative expenses of $3,216,759 in the nine months ended June 30, 1997 increased by $901,667 or 39% from the nine months ended June 30, 1996 expenses of $2,315,082. As a percentage of sales, selling and administrative expenses were 39% and 63% in the nine months ended June 30, 1997 and 1996, respectively. The increased selling and administrative costs are due primarily related to increased sales commissions directly attributable to the increased sales discussed earlier herein, increased professional fees and increased expenditures for research and development.

    Income from operations improved to $602,499 for the nine months ended June 30, 1997 from a loss of $(886,836) in the nine months ended June 30, 1996, an improvement of $1,489,335. As a percentage of sales, income from operations improved to 7% in the nine months ended June 30, 1997 from a loss of (24%) in the nine months ended June 30, 1996. The improvement in income/(loss) from operations overall resulted primarily from increased revenues and gross profits, offset in part by increased selling and administrative expenses as discussed above.

    Interest expense for the nine months ended June 30, 1997 was reduced by $245,980, or 75%, to $83,245 compared to $329,225 in the nine months ended June 30, 1996. As a percentage of sales, interest expense decreased to 1% in the nine months ended June 30, 1997 from 9% in the nine months ended June 30, 1996. This decrease is due to a significant decline in outstanding credit balances made possible by the proceeds of the Company's IPO in June 1996.

    As a result, the Company's net income improved by 141% to $351,675 in the nine months ended June 30, 1997 when compared to a net loss of $(784,938) in 1996, an increase of 1,136,613 in total. Net income as a percentage of sales was 4% in the nine months ended June 30, 1997 and net loss as a percentage of sales was (21%) in the nine months ended June 30, 1996. The improvement in net income overall resulted primarily from increased revenue and gross profits and reduced interest expense, offset in part by increased selling and administrative expenses as discussed above.

 Fiscal Year 1996 Compared to Fiscal Year 1995

    Revenues for fiscal 1996 were $10,495,063, an increase of $1,842,510 or 21% over 1995 sales of $8,652,553. This increase is primarily due to Paravant's full scale production deliveries to Raytheon in support of the U.S. Marine Corps HAWK/AVENGER Air Defense Missile Systems upgrade and expanded requirements of Texas Instruments under the Harm Missile Systems program.

    Gross profit was $4,677,053 in 1996, or 45% of sales, compared to $3,971,892 or 46% in 1995, a total increase of $705,161 or 18%.

    Selling and administrative expenses of $3,247,385 in 1996 increased by $579,065, or 22%, from 1995 expenses of $2,668,320. As a percentage of sales, selling and administrative expenses remained unchanged at 31% in 1995 and 1994. The increased selling and administrative costs are attributable primarily to increased salaries, professional fees and sales commissions of approximately $198,000, $196,000 and $142,000, respectively.

    Income from operations grew to $1,429,668 in 1996 from $1,303,572 in 1995, an increase of $126,096 or 10%. As a percentage of sales, income from operations declined to 14% in 1996 from 15% in 1995. The increase in income from operations overall benefited primarily from increased sales volume and gross profits, offset in part by increased selling and administrative expenses as discussed above.

    Expenses for interest were reduced by $29,633, or 8%, to $362,956 compared to $392,589 in 1995. As a percentage of sales, interest expense decreased to 4% in 1996 from 5% in 1995. This decrease is due to a significant decline in outstanding credit balances made possible by the application of the proceeds of the Company's IPO in June 1996.

    As a result, the Company's net income grew by 21% to $702,153 in 1996 when compared to $581,415 in 1995. Net income as a percentage of sales was 7% in 1996 and 1995.

LIQUIDITY AND CAPITAL RESOURCES

    In June 1996, the Company completed its IPO, resulting in aggregate net proceeds of $4,594,332 to the Company after deducting certain commissions, expenses and offering costs. The Company used a portion of the net proceeds of the IPO to repay certain loans referred to below in the aggregate principal amount of $1,102,294, and paid approximately $88,000 of the net proceeds of the IPO to reimburse UES, Inc., an affiliate of the Company which is controlled by Krishan K. Joshi, the Company's Chairman ("UES"), for certain health insurance and other expenses paid on the Company's behalf. Substantially all of the remaining balance of the net proceeds of the IPO were utilized to reduce indebtedness then outstanding under the Company's revolving credit arrangement with National City Bank in Dayton, Ohio described below, resulting in increased availability under the credit arrangement for working capital needs and general corporate purposes.

    The Company has a secured revolving credit arrangement with National City Bank in Dayton, Ohio (the "Bank") for a credit line of up to $4,000,000 that is due on demand and bears interest at the prime rate or 30 or 60 day LIBOR rates plus 2.70%. All borrowings are collateralized by accounts receivable, inventory and equipment. As of June 30, 1997, there were no amounts outstanding under this arrangement. The Company intends to maintain this arrangement with the Bank for the foreseeable future, although there can be no assurance that the Bank will not in the future demand repayment of any amounts then outstanding under its loan arrangement. The Company also has a secured term loan provided by the Bank bearing interest at a rate adjusted monthly to prime plus 1.5% at June 30, 1997. Monthly principal payments of $9,167 are due through October 1998. All borrowings thereunder are secured by a lien on accounts receivable, inventory and equipment. As of June 30, 1997, there was approximately $146,652 outstanding under this arrangement with the Bank. The Company also has capital lease obligations of $248,545 at June 30, 1997. These capital lease obligations bear interest rates of 1.25% to 1.50% over the prime rate and are expected to be satisfied within three years.

    On April 22, 1997, the Company prepaid a note payable to the Bank in an aggregate principal amount of $500,000. Such note bore interest at the prime rate, and was scheduled to be due and payable in March 1998.

    In August 1995, the Company borrowed $400,000 pursuant to bridge notes ("Bridge Notes") from a group of private investors at an annual interest rate of 6%. In addition, the Company sold to the same investors the Bridge Warrants to purchase 480,000 shares of Common Stock, exercisable until June 3, 2001 at an exercise price of $2.00 per share. The Bridge Notes, which bear interest at 6%, had an outstanding principal balance of $50,000 at June 30, 1997.

    In connection with certain sales of shares of common stock in March 1996 by UES Florida, Inc. (a subsidiary of UES), Richard P. McNeight, the President and Chief Operating Officer of the Company, William R. Craven, the Vice President of Marketing of the Company, and another shareholder, such shareholders loaned to the

Company in April 1996, for working capital purposes, the sums of $646,294; $78,000; $26,000 and $52,000, respectively, or an aggregate of $802,294 of the proceeds realized from such sales, at an interest rate of 6% per annum. Such loans, plus accrued interest thereon in an aggregate amount of $8,681, were repaid in June 1996 in accordance with their terms from a portion of the net proceeds of the IPO.

    The Company has, and continues to have, a dependence upon a few major customers for a significant portion of its revenues. This dependence for revenues has not been responsible for any unusual fluctuations in operating results in the past, and management does not believe this concentration will generate fluctuations in operating results in the future. However, the potential impact of losing a major customer without securing offsetting and equivalent orders could result in a significant negative impact to the operating results of the Company. The gross margin contributions of the Company's major customers are not generally different from those of its other customers as a whole.

    The Company's operating cash flow was $2,103,467 for the nine months ended June 30, 1997. The improvement in the Company's operating cash flow resulted primarily from improved net income as more fully described herein for the nine months ended June 30, 1997 and improved working capital as more fully presented in the Condensed Statements of Cash Flows for the same period. Negative cash flows for the years ended September 30, 1996 and 1995, $(1,426,090) and $(298,577), respectively, were primarily associated with general increases in inventory levels and temporary increases associated with accounts receivable, all in support of the Company's rapid increase in operations reflected by the growth in annual revenues from $4,621,527 in fiscal 1993 to $10,495,063 in fiscal 1996, an increase of almost 127%. In addition, the Company invested $347,805 in the nine months ended June 30, 1997, $127,352 in fiscal 1996 and $60,350 in fiscal 1995 to acquire manufacturing equipment also in support of these expanded operating levels.

    Due to the Company's orders related to the U.S. Department of Defense procurements, the operations of the Company have been cyclical and have historically resulted in a significant increase in deliveries and revenues in the fourth quarter of its fiscal year ending on September 30. Due to the Company's strong backlog and increased revenues, this cycle is less significant in the first nine months of the current fiscal year, resulting in a significant improvement in cash provided from operations, as discussed earlier herein, and less significant changes in inventory levels than the prior period.

    As of the date hereof, management believes inventory balances are not in excess of requirements for deliveries and normal minimum stocking levels.

    Generally, accounts receivable at the end of each quarter are collected within the following quarter. However, the Company's major customer, Raytheon, has traditionally averaged approximately 80 to 100 days in satisfaction of outstanding accounts receivable balances. This situation is improving through negotiation with Raytheon, and management believes that average outstanding balances will be reduced in the future to more traditional levels approximating 45 days, although there can be no assurance of such. The Company's total outstanding account receivable balance of $3,536,841 at June 30, 1997 has been subsequently reduced by approximately $1,695,000 in cash collections as of August 25, 1997. Notwithstanding this condition, the Company has not been required to write off any significant bad debt in the past, and management does not believe that any significant accounts receivable at June 30, 1997 are likely to be uncollectible.

    As of June 30, 1997 and 1996, the Company's backlog was $9,099,394 and $4,507,747, respectively, consisting of firm fixed price purchase orders. All of these purchase orders are expected to generate profits within the Company's historical levels and the Company believes that the completion of the orders comprising its backlog, and any new orders which may be accepted by the Company in the future, should not result in additional liquidity pressures which cannot be addressed in a manner consistent with the Company's past practices. The Company presently expects to manufacture and deliver most of the products in backlog within the next twelve months.

    The Company anticipates that the proceeds of this offering, together with the Company's existing working capital and anticipated cash flow from the Company's operations, will be sufficient to satisfy the Company's cash requirements for at least twelve months. In the event the Company's plans change (due to unanticipated expenses or difficulties or otherwise), or if the proceeds of this offering and projected cash flow otherwise prove insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated. Except for the Company's current arrangements with the Bank, the Company has no current arrangements with respect to, or sources of, additional financing. Accordingly, there can be no assurance that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. The Company's inability to obtain such additional financing could have a material adverse effect on the Company's long-term liquidity and on the proposed business expansion plans of the Company.

                                    BUSINESS

GENERAL

    The Company is a manufacturer of ruggedized, portable computers and communications interfaces utilized in outdoor settings. Paravant also offers extensive customization services to modify its standard products to the specific needs of end-users. The Company's laptop and hand-held processors are designed and built to function in adverse environments under harsh weather, climate and operational conditions. Insulated from temperature extremes, flying debris, shock, vibration, moisture and humidity, its products have a reputation for high-level performance and reliability in difficult circumstances. The Company's products are sold to U.S. and foreign military establishments, other government agencies and commercial enterprises.

HISTORY

    In early 1983, the Company commenced its business operations and offered only engineering services for computer applications. In this initial period, PCS modified computer hardware and other equipment and developed special software applications for its customers. It also served as a value-added reseller for a Japanese manufacturer of portable computers.

    In the mid 1980's, the Company began developing its first rugged computer under a special grant from the U.S. Department of Defense Small Business Innovative Research Program. By 1987, PCS was producing its RHC-88 hand-held computer and selling it to the U.S. Army and the electric utility industry. Subsequently, the Company designed and produced other computer-related products.

    By late 1989, UES, under the control of Krishan K. Joshi (presently the Company's Chairman), purchased a 51% equity interest in the Company through its wholly owned subsidiary, UES Florida, Inc. ("UES Florida"). Previously, PCS and UES had worked together on a joint development project. By mid 1990, four of its original five founders had left PCS's employ and sold all their equity interest in it. Of this group, only Richard P. McNeight, its President, remains. For a while after the acquisition of control of PCS, UES and Mr. Joshi played an active and substantial role in its day-to-day management and operations. In the Fall of 1991, William R. Craven joined the Company and became its Vice President of Marketing. Since that time, UES and Mr. Joshi have devoted much less time and effort to the management of the Company's affairs.

    The Company was incorporated under the laws of the State of Florida in June 1982. In June 1996, the Company consummated the IPO, pursuant to which it issued to the public 3,450,000 shares of Common Stock and 4,830,000 Warrants.

INDUSTRY BACKGROUND -- MILITARY MARKET

    Traditionally, the U.S. Department of Defense has retained military contractors to develop computer technology for specific missions that meet extensive military specifications. This approach has often taken longer from development through production, and tends to be much more expensive, than similar technology available in the commercial sector. Unlike other scientific areas, the rapid advances made in computer technology in the commercial market have often exceeded and driven those developed specifically for the military. Consequently, when the U.S. military has pursued the more costly and time-consuming procurement procedures, its computers have still lagged behind the comparable commercial technology in terms of capabilities.

    Due to these factors, the DoD began in the mid 1980's to shift from its over-dependence on computers meeting full military specifications ("Mil-Spec") to acquiring commercially available computers that have been modified for environmental and operational realities of the military applications in question. While the U.S. military still procures Mil-Spec computers, this transition to the more commercially oriented systems has resulted in its realization of the desired benefits and savings.

    Given the dismantling of the former Soviet Union and related budgetary considerations, there has been a concerted effort on the part of U.S. Congress since 1990 to downsize the military. Over the same time frame, U.S. military spending has gradually declined. The Company believes that further decreases of overall spending, but slight increases in spending on defense electronics, will occur during the remaining portion of this decade.

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



    The downward trend in overall defense spending has been a positive development for sales to the U.S. military in recent years of less than full Mil-Spec militarized computers in general and rugged computers specifically. This is the case because such computers have produced cost savings and certain operational benefits in meeting the military's need for computing capabilities. In one sense, they have proven less expensive and, in some cases, better than the full Mil-Spec computers. In another sense, they have extended the longevity of older weapons and related systems while enhancing their technological capabilities. In this manner, they have played a role in facilitating the upgrading or retrofitting of existing weapons. Moreover, they have caused the dissemination and utilization of computer technology throughout the military structure, especially at the lower echelons. This has resulted in greater tactical usage of such technology in the battlefield context.

    Despite such benefits, certain negative implications in regard to the market prospects for rugged computers may arise in the longer run as a consequence of less overall military spending. In any event, lower military spending may eventually serve as a constraint on the growth of sales of such computers.

    Only a portion of militarized computers consist of ruggedized versions. "Ruggedization" or "rugged" or "ruggedized computers" are terms used to describe computers that are built to withstand certain environmental and operational hazards with which standard commercial computers functioning indoors would not typically have to contend. The ruggedization of the computer is an attempt to protect or insulate it fully from such hazards or at least minimize their adverse impact so that it functions to accomplish the task at hand or complete the mission. From a strictly environmental point of view, these hazards are usually weather-related or climatic in nature and can encompass temperature extremes ranging from -30 to +145 degrees Fahrenheit, as well as severe moisture and humidity conditions and the infiltration by flying or wind-borne debris, such as sand, dust or other particles. These adverse conditions occur outdoors, particularly in deserts, jungles, arctic regions or at sea.

    In the operational area, the hazards involve strong vibrations and shocks that result from rapid ascents and descents, rough handling, transportation and explosions as well as electric interference or internal thermal conditions. In the former situations, the signals emitted by other electronic equipment may interfere with and distort the proper functioning of computers. Also, as more and more computing power is inserted into small spaces and containers, the heat generated by the computer itself may cause the processor to malfunction or fail. These operational hazards are, in all likelihood, greater in outdoor military settings than in normal outdoor applications.

    Computers are ruggedized by the selection and mounting of certain components, the design, configuration and fabrication of enclosures and electronics and the application of special seals and coatings. Computer components generally fall within three broad categories: Mil-Spec, industrial and commercial. Mil-Spec components are at the far end of the continuum when it comes to the degree of ruggedization. This category fulfills the highest requirements for withstanding adverse factors. Mil-Spec and industrial parts for computers tend to be of higher quality and composed of better materials than commercial components. They are usually made on production lines using different approaches than their commercial counterparts.

    Consequently, components made for Mil-Spec and industrial usage tend to be much more expensive than comparable commercial ones due to the raw materials and methods employed in their manufacture. Mil-Spec components are even more costly than similar industrial parts. In addition, because the production runs in Mil-Spec and industrial applications rarely reach the volume levels of commercial production, there are no or few economies of scale and related cost reductions that are achievable.

    Commercial components are lower in price initially and tend to cost even less over time due to economies of scale and production efficiencies. Such components, however, offer little protection from the adverse effects of harsh environmental or operational conditions. Cost and pricing differences between commercial and industrial/Mil-Spec items for both electric and mechanical components are substantial and industrial and Mil-Spec products may cost from three to ten times more than commercial ones.

    For most of its requirements, the U.S. Military takes the position that Mil-Spec standards for computers are too expensive and excessive for the degree of protection actually needed. Accordingly, if the equipment can survive and operate satisfactorily under the same conditions that humans can, it will usually be appropriate for its mission. Mil-Spec items are being gradually phased out of military procurement programs.

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



    The use of the newer surface mount technology ("SMT") to attach components to the computer boards enhances its durability and ruggedness over the older mounting technology. In SMT, the components are glued to the board by means of a chemical adhesion process and are then soldered instead of being inserted into holes in the board and soldered. SMT is a more precise manufacturing technique and offers better insulation against vibration and shock. See "-- Supply and Manufacturing".

    Parts' selections, board design and proper case and sealing materials can reduce the ill-effects of electronic-magnetic interference ("EMI") from other equipment and internal thermal generation. The design and fabrication of the computer encasement and keyboard with tougher materials, full closure and special sealants also protect it against moisture, humidity, particles and temperature extremes.

    Typically, the companies that market and sell ruggedized computers are repackagers having little or no input in the design of their electronics and the selection and mounting of components on printed circuit boards. They usually purchase the computer boards and sub-assemblies in an "as is" condition from commercial manufacturers. The major contribution of the repackagers to the protection of the computer is a tougher box in which the computer is housed. Because it is usually air-breathing in nature, even this stronger covering fails to shield the computer from the penetration of rain, snow, fog, dust or other particles. In contrast, the Company uses industrial-type or highly selected commercial components for most of its computers rather than strictly ordinary commercial ones as do many of its competitors. This selection allows it to provide better quality and more rugged parts but at cheaper prices than full Mil-Spec which tend to be much more costly. The Company also applies SMT to the fabrication of most of its computer boards. In addition, PCS designs such boards, the computer's outer case, keyboards, sub-assemblies and other elements in order to maximize the ruggedness of its products, to furnish customization of electronics and software and to give the customer greater control over configuration and components. To address price concerns by some customers, the Company has introduced a new rugged notebook line of products, which combine Paravant's rugged outer case design and expertise in sealing the unit with off-the-shelf commercial electronics products provided by a third-party supplier.

    Militarized computers, including rugged computers, are available in many different types, sizes and configurations. They may also bridge or overlap product categories in certain instances. One category of militarized computer is a dedicated system computer. This type of processor is typically installed and integrated into specific command and control systems, weapons or other equipment. Rack-mounted computers are an example of this type of computer. They are usually an integral part of such equipment, are not easily detached from it and weigh in excess of 30 lbs. The equipment sits in large racks with specified dimensions and can be installed within trailers or vehicles.

    Another category involves transportable computers that are not fixed in place and may be deployed in different applications. Typically, they are stand-alone units and are characterized by desktop computers and workstations. These computers weigh between 30 and 60 lbs. and require external power sources.

    A third category of militarized computer is the portable computer, which includes laptops and hand-helds, as well as the newer notebooks. Often carried and used in the field, these computers are self-contained units that may be employed in conjunction with other systems or on a stand-alone basis. They usually operate on battery-power but may, in certain cases, be plugged into an external power source. Such computers usually weigh less than 20 lbs.

    A substantial portion of the market for militarized computers, including rugged computers, covers the first two categories, namely -- dedicated systems and transportable computers. The market for portables in the military area is considerably smaller than either of the first two categories and only a portion of that market is ruggedized.

    In addition, many of the companies that sell portable computers also market computers from more than one category as well as standard computer peripherals such as printers, mass storage devices, communication terminals and displays.

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PRODUCTS

    General. The Company currently offers its customers a line of rugged, portable computers that includes two types of hand-held processors, four types of laptops and a rackmount system. In terms of performance, PCS's portable computers have the computing power of, and are compatible with, IBM PC's and are designed with an open architecture configuration for maximum flexibility. All its portable computers possess substantial memory capabilities for their size. The Company's software is based on MS-Windows or MS-DOS operating systems.

    Most of the Company's portable computers are battery-powered, contain back-up power packs and have a longevity of 8 to 16 hours for its hand-held and 3 to 12 hours for its laptops. However, its computers are also designed to be plugged into either AC (alternating current) or DC (direct current), external power sources in vehicles or other systems.

    All PCS's computers have expansion capabilities with slots for additional expansion boards and/or PCMCIA cards (credit card sized memory and interface cards) and, for most of its laptops, optional removable hard drive and/or floppy discs are also available. The monitor or display aspects of the Company's computers offer high-resolution, monochrome LCD (Liquid Crystal Devices) selected specifically for sunlight visibility and wide temperature ranges. The standard display also features, as optional, a white back-light or secure back-light for use in low ambient light. In laptops, color displays are offered if desired.

    Like other elements of its computers, the Company's keyboards are arranged for operational ease in hostile environments and under adverse conditions. In its hand-held computers, the keyboard has tactile feedback keys and alpha-numeric keypads designed with wide spacing for glove-hand use by non-typists. As far as its laptops are concerned, the keyboards are either of the membrane variety or standard, full-travel keyboards, both featuring the regular QWERTY key arrangement, generally used by typists, word processors and computer users. Each laptop has a sealed mouse that serves as a pointer to move the cursor and select functions. Although such a standard keyboard has been ruggedized to be relatively water and dust-proof, the membrane type offers even greater impermeability. It may be drenched or hosed with water and still function adequately. As an option, membrane keypads are also available with back-lights for use in darkness or low-light circumstances.

    In size, PCS's hand-held models are 9.4" and 10" by about 6.5" with thicknesses varying from 1.5" to 2.6"; they weigh either 2.7 lbs. or 4.5 lbs. In contrast, its laptop range in size from 14" to 17" by 7.5" to 10.5" with thicknesses varying from 3" to 7.25". Weights of its laptop run from 12 lbs. to 23 lbs.

    The Company's computers are designed to meet and exceed certain military specifications for operation in harsh environments and for insulation from EMI. The reliability and performance of its products in extreme environmental and operational situations relate directly to PCS's fundamental electrical and mechanical designs, its specification and selection of proper components, its manufacturing techniques and the extensive testing that it employs at various phases.

    Like many of its competitors, the Company's computers are available with standard serial and parallel communications capabilities. These capabilities allow PCS's computers to transmit and receive electronic signals and messages to and from other electronic systems. Its standard communications interfaces may be made operational in military, governmental and commercial applications. However, unlike certain of its competitors, the Company also offers specialized communication interfaces for military applications that meet certain military specifications. These interfaces link up all the electronic devices in one system so that they can exchange critical information necessary for the performance and mission of that system. In addition, PCS has developed a tactical communication interface that connects different electronics systems operating on the battlefield with one another. Communication with these various interfaces can be achieved electronically, by radio or other means.

    In the government and commercial areas, PCS's products collect, store, process and communicate data generally and are used specifically in such applications as environmental studies and testing, land mapping and surveys, oil exploration, governmental inspections, medical testing and support and construction projects.

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



    Military Applications. In the military area, typical applications of the Company's computers entail aircraft and shipboard diagnostic, testing and maintenance systems, controller and radar displays for missile systems, performance recorders in training exercises, mission loaders and verifiers of data and field command control systems.

    As of September 30, 1996, the following table represents a substantial portion of the Company's current military business covering its three primary applications (Maintenance & Support, Training, and Battlefield Communications), the identity of its customer, the type of computer involved and the application concerned:

                                                             TYPE OF
DESCRIPTION OF PROGRAM              NAME OF CUSTOMER         COMPUTER    APPLICATION
---------------------------------------------------------------------------------------------------
HAWK/AVENGER Air Defense            Raytheon                 Laptop      Portable Fire Controller
  Missile Systems

LANTIRN Low Altitude Navigation     Lockheed Martin          Hand-held   Maintenance Data Recording
  System                                                                 Device

HARM Missile System                 Texas Instrument         Laptop      Mission Loading and
                                    Electronic Diagnostics

F-16 Fighter                        Lockheed Martin          Laptop      Electronic Diagnostics
 and Mission Loading                                                     Check

        In September 1996, PCS was awarded a contract by Raytheon Company under which PCS will provide enhanced remote terminal units used as part of an air defense command and control system which Raytheon supplies to the U.S. Army Missile Command in Huntsville, Alabama. Deliveries of the units began in the fourth quarter of fiscal 1996 and are expected to continue throughout 1997 and into 1998. Also in October 1996, PCS was awarded a contract to provide Sanders, a Lockheed Martin company, with hardware elements for Enhanced Diagnostic
Aid ("EDNA") systems for use by the U.S. Air Force on F-16 fighter aircraft. Deliveries began in April 1997 and are expected to continue through 1998.
The contract is a continuation of a program started three years ago with Lockheed Fort Worth under which EDNA systems were shipped to the U.S. Air Force for both the F-16 and B-2 aircraft programs and for selected military programs. The EDNA system is used by Air Force maintenance personnel on the flightline to quickly diagnose the condition of various sub-systems on the aircraft and to program certain electronic devices. The compact EDNA system can replace a large number of support boxes on the flightline and is considerably less expensive to purchase and faster to use than current systems employed by the Air Force.

CUSTOMIZATION

        The Company provides its customers and end-users with engineering services that modify or adjust its standard portable computers, related software and communication interfaces to their specific needs and requirements. A substantial portion of its product sales to the military and medical markets involve varying degrees of customization while only a small portion of computers sold to its non-military government and non-medical commercial customers require such engineering modifications.

        The range of engineering services furnished by PCS includes special rugged packaging design, miniaturization of electronics, development of ultra-low power systems and improvements in communications capabilities. There are many examples of specific situations where PCS has rendered such services, and the following modifications of its products are representative only:

        -- The development of special communication interface modules and cards to permit the computer to communicate with aircraft or a weapon system.

        -- The design of special connectors to computers to allow the use of the customer's existing cable set-up contained in other equipment.

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



        -- The expansion of environmental testing capabilities so that computers may be made impervious to certain chemicals or wider temperature ranges in accordance with program requirements.

        -- The addition of a fail-safe mechanical switch to a weapon firing system.

        -- The installation of application software package for special data collection and processing.

        In the early phase of a military program, PCS is often called upon to design, engineer and fabricate the prototype. Once this is successfully done, it is generally in a better position to obtain the full production run for that specific program. The Company also engages in system integration and post-sale services to assist the customer in attaining operational status for the systems or in correcting any problems.

        Management believes that by providing engineering services, the Company facilitates the marketing of PCS's products especially since certain of its competitors typically do not offer any customization of the electronics. In the fiscal years ended September 30, 1996 and 1995, revenue from engineering services represented approximately 5% and 11% of the Company's total sales, respectively. Management anticipates, due to governmental budgetary constraints and the anticipated continuing desire of DoD customers to procure commercial "off-the-shelf" products, a continued reduction in the number of programs pursuant to which customization services will be funded. Nevertheless, management believes that such customization services are of significant value to Paravant's customers and, accordingly, intends to continue to offer such services on a reduced or no-charge basis.

NEW PRODUCTS

        Because of its expertise in miniaturization and its efforts to incorporate more computing power into smaller, completely sealed enclosures, the Company has continually experimented with heat reduction methods. As a result of these efforts, PCS has developed and successfully tested a solid-state, miniaturized electronic chiller or heat pump, which has been incorporated as a significant component in the Company's product offering. This device will more efficiently lower temperatures and absorb heat generated by the electronic components of PCS's computers. Accordingly, this development should allow the placement of more powerful, higher temperature microprocessors in its sealed containers.

        The Company has, until recently, only sold portable computers and communications interfaces; it has not provided a broad range of standard computer peripherals. In September 1996, the Company secured a contract to supply its first rack-mounted computers to Harris RF of Rochester, New York. In connection with this contract, Paravant has developed a new type of rack-mounted computer, which is a fully-sealed air-cooled computer incorporating many of Paravant's electronics designs, for use by a foreign army in a desert environment. By offering rack-mounted products, the Company believes it may expand its market opportunities beyond those relating solely to ruggedized portable computers, although there can be no assurance of such.

        The Company also completed development of a ruggedized notebook in 1996 that, in terms of size, weight and capabilities, fits between the Company's current hand-held and laptop products. This notebook computer is now available for sale, primarily to military and government customers.

        The Company is currently in the process of designing and developing a portable computer to be sold to manufacturers of certain types of medical devices. The computer would serve as a medical reprogramming device which would be used to communicate with, and thereby reprogram, programmable pumps (e.g., pacemakers, defibrillators, drug pumps and electroneurostimulation implants) which have been developed by such medical device manufacturers and surgically implanted in patients. Although the Company believes that, based on the reputation and experience it has developed in the military market, it will be able to penetrate the medical market by targeting medical device manufacturers who, like the Company's military customers, require expert electrical and mechanical engineering capabilities, strict documentation control, adherence to multiple specifications and configuration control management, there can be no assurance of such or that any medicalrelated computers will be developed by the Company or, if developed, will meet with broad market acceptance.

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



SUPPLY AND MANUFACTURING

        The Company designs and engineers substantially all its portable computers, purchases their components from third parties and then tests and assembles the final products. As part of this process, PCS specifically designs for its computers (other than for the Company's notebook, as to which commercial electronics boards from other manufacturers are utilized), the electronics or printed circuit board, which is the most important, sophisticated and complex element thereof. At times, the board can be composed of as many as twelve layers. The Company also fabricates the prototype of such board, tests it, purchases all the necessary components for the board and then provides them in kit form to specialized board fabricators for both pilot and production runs.

        This approach to outsourcing differs from that followed by most other rugged computer manufacturers which, the Company believes, operate on a turn-key basis with their board fabricators, who handle the design, testing and purchase of all components themselves and then furnish the manufacturer with the completed boards. In contrast, the Company's approach to board fabrication allows it to maintain better control of the quality and delivery of such boards, especially because it is designing the boards and selecting the parts. In addition, its own personnel serve as on-site inspectors at the plants of the board fabricators. Each of the fabricators employed by PCS applies surface mount technology in the fabrication of its printed circuit boards.

        The Company anticipates that it will continue to outsource board fabrication. Given the rapid changes in computer technology, PCS is not capable of keeping abreast of the costly purchase requirements for new production equipment necessary in the precise placement of electronic components on boards. Outsourcing allows the Company's products to receive the benefit of the latest technological development at an acceptable cost. Once the boards are completed, they are tested by the fabricator and, upon satisfactory completion of such tests, are shipped to the Company. When delivered, PCS further tests the completed boards and other components and then assembles the computers. Apart from the printed circuit boards, the components that PCS purchases from external sources include chassis, wire harnesses, computer chips, keyboards, displays and metal cases.

        With its new ruggedized notebook, the Company has selected the commercial electronics boards of one manufacturer. Certain components will be attached to the boards in a more secure fashion and some wiring connectors will be replaced to improve shock and vibration performance. The electronics will be packaged in a sealed container designed by the Company and, where required, a solid state miniaturized heat pump will be installed to enhance the operating range of the commercial electronics.

        The Company does not assemble its products on a continuous mass-production basis. Instead, its computers are usually assembled on a batch basis in which products move irregularly from station to station. Tests are performed at various stages of the process according to PCS's standards or as requested by specific customers. Further testing of products is generally accomplished at the end of the assembly process. The Company's manufacture of computers is done pursuant to specific purchase orders or for general inventory purposes.

        PCS utilizes modern equipment for the design, engineering, assembly and testing of its products. The Company has utilized a portion of the funds from the IPO in June 1996 to acquire additional equipment to enhance its operating efficiency in such areas and to increase its capacity in order to facilitate increased production, when and if required, as well as to obtain better control of quality, inventory and order processing.

        Generally, PCS is not a party to any formal written contract regarding the deliveries of its hardware, supplies and components or their fabrication. It usually purchases such items pursuant to written purchase orders of both individual and blanket variety. Blanket purchase orders usually entail the purchase of a larger amount of items at fixed prices for delivery and payment on specific dates.

        Except as set forth above, the Company relies on a few board fabricators of different sizes and capabilities located within the same geographical area as its headquarters. Certain components used in its computers are obtained from sole sources, such as Distec, Xcel, Rhinehart and HiTech. PCS has also licensed its software from sole sources, including Microsoft, Phoenix Technology, Magnavox and JFK Associates. PCS has occasionally experienced delays in deliveries of components and may experience similar problems in the future. In an attempt to minimize such problems, the Company has developed and keeps an inventory of parts

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



that are generally more difficult to obtain. However, any interruption, suspension or termination of component deliveries from PCS's suppliers could have a material adverse effect on its business.

        Although management believes that in nearly every case alternate sources of supply can be located, inevitably a certain amount of time would be required to find substitutes. During any such interruption in supplies, the Company may have to curtail the production and sale of its computers for an indefinite period.

        The Company's design, engineering and assembly facilities are located in Melbourne, Florida. These facilities comply with certain U.S. military specifications necessary for the manufacture and assembly of products supplied to it. The Company's facilities have also been registered with the U.S. Food and Drug Administration to produce certain non-intrusive medical devices. PCS is seeking to qualify its facility in order to meet the quality management and assurance standards of an international rating organization (ISO-9001) within the next twelve months. Some measures, such as the installation of a new business computer system, have been taken by the Company to qualify under such standards. However, meeting these criteria involves a long complicated process of new planning, documentation and other factors. Such qualification should improve the Company's marketing opportunities in the international military markets for rugged computers. However, there is no assurance that PCS can achieve such standards or that it will match or increase such sales of its products abroad in the future even if such standards are met.

        The Company has entered into licensing arrangements for certain hardware and software elements contained in, or used in conjunction with, its computers. These agreements are usually non-exclusive, provide for minimum fees and royalties related to sales to be paid by the Company to the particular licensor, run for a limited term and are subject to other terms, conditions and restrictions.

        PCS receives its basic operating software system MS-DOS with various Window versions from Microsoft, Inc. pursuant to such licensing arrangements. It also obtains from Phoenix Technologies, Inc. its BIOS (Basic Input/Output System) pursuant to a separate license agreement. Under either arrangement, the Company may modify such software and occasionally alters the BIOS for special situations. The termination, suspension or curtailment of these or other licensing arrangements to which the Company is a party may have a material adverse impact on its business and operations.

WARRANTY AND CUSTOMER SERVICE

        The Company usually provides one-year warranties on all its products covering both parts and labor, although extended warranties may be purchased by customers. At its option, PCS repairs or replaces products that are defective during the warranty period if the proper usage and preventive maintenance procedures have been followed by its customers. Repairs that are necessitated by misuse of such products or are required beyond the warranty period are not covered by its normal warranty.

        In cases of defective products, the customer typically returns them to PCS's facility. Its service personnel then replace or repair the defective items and ship them back to the customer. Generally, all servicing is done at the Company's plant, and it charges its customers a fee for those service items that are not covered by warranty. Except for its extended warranties, it does not offer its customers any formal written service contracts.

        Some personnel in its customer service area often answer technical questions from customers and offer solutions to their specific applications problems. In certain instances, other personnel receive and process orders for product demonstrations, disseminate pricing information and accept purchase orders for computers.

MARKETING AND SALES

        The Company markets and sells its computer products through an internal sales force of four individuals and several of its officers, approximately 33 manufacturers' representatives in the United States and approximately 25 distributors abroad. Its manufacturers' representatives cover approximately 39 states, including Washington, D.C., and its foreign distributors operate in nearly 37 countries, including England, France, Japan, Australia and Germany.

        PCS's relationship with its manufacturers' representatives are generally governed by a written contract, terminable on 30 days' prior notice. These contracts usually provide for exclusive territorial and product representation and commissions of 8% of the net invoice price on standard products. In some cases, the commission will decline from 8% to 4% on standard products as sales rise above certain dollar levels. Commissions on non-standard products and custom engineering are usually subject to negotiation between the parties in accordance with the terms of the contract. However, they tend to range from 6% to 8% in practice. The Company's manufacturers' representative contracts are subject to certain other terms and conditions.

        PCS's manufacturers' representatives and distributors do not purchase for their own account, but merely sell such computer products on PCS's behalf. Forty manufacturers' representatives and distributors accounted for an aggregate of approximately 36% of the Company's 1996 annual sales. The loss of certain of such representatives may have a material negative effect on PCS's business.

        Sales of the Company's products or services to foreign distributors are also generally made pursuant to written contracts. Under such contracts, the distributor is granted either an exclusive or non-exclusive territorial and product representation as well as discounts based on the list price ranging from 20% to 35%, depending on the type or amount of products sold. In some cases, there are minimum order requirements. Due to the custom nature of PCS's products, its foreign distributors generally do not keep its computers in their inventory until specific orders are obtained. The term of these agreements generally run from 1 to 3 years but are terminable on 60 days' advance notice. Payment is due in U.S. dollars within 30 days after delivery. These contracts are subject to other terms and conditions. The Company has a primary distributor for Asia and another primary distributor for Europe. No one international distributor accounts for more than 5% of its total sales in any period referred to above.

        The Company promotes its computer products through the dissemination of product literature, attendance and exhibition at trade shows, conduct of seminars and the distribution of news releases on special developments to trade magazines and newsletters to an extensive customer list. The Company has also recently developed a site on the World Wide Web which can be accessed by potential customers. The Web site lists the Company's products and provides specifications with respect thereto. PCS does little advertising in trade periodicals. Management believes that, to date, most of the Company's sales leads have been generated by trade shows and word-of-mouth referrals. The Company intends to expand its sales and marketing efforts in all of its markets as follows: (i) increase its presence at trade shows with larger booths and more extensive exhibits; (ii) increase the number of trade shows in which Company personnel attend and products are presented; (iii) hold additional seminars at military bases and other prime locations; (iv) hire additional sales personnel and consultants to gather leads and promote sales; (v) expand sales and marketing activities in the medical markets; and (vi) invest in research and development in order to increase its product offering.

        In the military market, the sales cycle for the Company's products usually entails a number of complicated steps and can take from one year to five years. The sales cycle in the non-military government and commercial markets is generally not as complex or time consuming, but still may take as long as two years. Sales to the military and government markets are greatly influenced by special budgetary and spending factors pertinent to these organizations and are usually seasonal in nature.

CUSTOMERS

        The Company sells its products, directly or indirectly, to the U.S. and foreign military establishments, large aerospace and military contractors supplying these establishments, government agencies regulating environmental, geologic and forestry matters, certain state departments of transportation, surveying and engineering concerns and medical device manufacturers.

        The principal customers of the Company are DoD contractors who are subject to federal budgetary constraints. For the fiscal years ended September 30, 1996 and September 30, 1995, Raytheon's Missile Systems Division accounted for 49% and 47% of the Company's total sales, respectively. For those same periods, Lockheed Martin, STN Atlas Electronics and Texas Instruments accounted for 21% and 25%, 15% and 13%, and 10% and 1%, respectively. The loss of any of these customers could have a material adverse impact on PCS's business.

        In recent years, there have been a number of consolidations of various prime contractors serving the defense industry. To date, the Company has not been adversely affected by any such consolidations and the Company does not anticipate that consolidations of contractors will negatively impact the Company, although there can be no assurance of such.

COMPETITION

        The Company competes in the rugged portable computer business with a wide variety of computer manufacturers and repackagers, many of which are larger, better known and have more resources in finance, technology, manufacturing and marketing. PCS competes on the basis of customization capabilities, price, performance, delivery and quality. In many situations, the Company is the highest-priced bidder by a wide margin.

        With respect to its hand-held business, the Company encounters competition from Litton Data Systems, Phoenix Technologies, Tadiran and Miltope in military applications; Husky Computer Company in both military and non-military markets; and CMT, Micro Palm and DAP in non-military applications. As far as its laptops are concerned, PCS faces competition from Litton Data Systems, Miltope, Cyberchron and NAI Technologies (CODAR) in the military and non-military areas. Certain large manufacturers of commercial notebook computers such as Panasonic, Amrel and IBM have introduced commercial notebooks that have been sealed and ruggedized to some extent and are presently offering such products at prices ranging from approximately one-third to one-half of the Company's more rugged versions. Management believes that the Company's ability to increase market penetration in the commercial sector will be limited substantially by the entry of such manufacturers into the ruggedized computer market.

        Certain military procurement policies requiring purchases of computers for the military under Indefinite Delivery, Indefinite Quantity ("IDIQ") contracts could result in seriously restricting the Company's efforts to sell its computers to the U.S. military. These IDIQ contracts encourage big purchases of such computers amounting to many hundreds of millions of dollars. Such procurement policies clearly favor large companies with resources of that magnitude. Unless PCS can form strategic alliances with larger military contractors having large resources or qualify for certain exceptions to IDIQ arrangements, it may suffer adverse material consequences in its continuing quest for military business. For the last five years, the Company has made military sales of its computers because they fall into product categories not currently covered by IDIQ requirements.

        In the military and government markets, the Company will often be engaged, directly or indirectly, in the process of seeking competitive bid or negotiated contracts with government departments and agencies. These government contracts are subject to specific rules and regulations with which PCS may have difficulty complying. However, PCS is occasionally one of only a few companies whose products meet the required specifications designated by such customers.

        In most cases, PCS tends to be the high priced bidder. The reasons for this situation are numerous. The Company designs its computers on an overall basis to assure their ruggedness and use in the worst circumstances. Accordingly, it generally employs more expensive components than its competitors. These generally more expensive components consist of industrial or higher-level commercial type instead of ordinary commercially available parts. The Company's computers are enclosed in sealed containers. Moreover, PCS makes extensive modifications and refinements of its computers for its customers pursuant to their specifications and special needs. As a consequence, PCS's products generally function at a higher level of performance and reliability than its competitors.

        For those applications in which harsh environmental and operational conditions prevail, customers are sometimes willing to pay higher prices, especially where few, if any, other companies offer similar devices. In those less demanding circumstances, the Company's products sell at a severe competitive disadvantage and often are not purchased because the applications do not justify its higher prices. Since PCS sells its computer products into segments of the commercial market and has a history of resale pricing, under DoD regulations such commercial pricing information may be utilized to support the prices that it charges in the military marketplace.

        In the medical market, the Company believes that many medical device manufacturers either design and produce their own medical support devices such as reprogrammers or hire a design consultant to design such devices and contract with a third party to manufacture the devices. Although the Company believes that it will compete based on its ability to offer a full design and production service to medical device manufacturers, there can be no assurance of such, or that the Company will be able to compete successfully with other computer manufacturers who provide similar design and production services to medical device manufacturers.

BACKLOG

        As of June 30, 1997, the Company's backlog was $9,099,394, as compared with backlog of $14,617,253 as of September 30, 1996. Three customers accounted for approximately 59%, 23% and 8% of such backlog as of June 30, 1997. The Company presently expects to manufacture and deliver most of the products in backlog within the next 12 months.

        Substantially all the Company's backlog figures are based on purchase orders executed by the customer. All orders are subject to cancellation. However, in that event, PCS is generally entitled to reimbursement of its cost and negotiated profits, provided that such contract would have been profitable.

RESEARCH AND DEVELOPMENT

        The markets served by the Company are characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. PCS's business requires substantial ongoing research and development efforts and expenditures, and its future success will depend in large measure on its ability to enhance its current products and develop and introduce new products that keep pace with technological developments in response to evolving customer requirements. The Company's research and development activities involve: (i) activities conducted by the Company; (ii) joint efforts between the Company and another enterprise; and (iii) endeavors of third party contractors retained by the Company. A substantial portion of its research and development is accomplished on an in-house basis.

        The Company has designed a new rugged notebook. This product is intended to fit between its laptops and its hand-held computers in size, weight and price. Weighing approximately 15 pounds, it will have a full-size display and same type of keyboard as a laptop, a Pentium processor and PC card expansion capabilities. Management believes that there is a market for this kind of ruggedized computer in the military area. The Company expects to continue to expend funds on the expansion and enhancement of its rugged notebook product line. As part of a continuing effort to upgrade its products, the Company is also working to develop high speed processor boards for some of its older products. See "Management's Discussion and Analysis or Plan of Operation."

        Research and development expenditures during the fiscal years ended September 30, 1996 and 1995 were $382,750 and $480,951, respectively, and represented 3.7% and 5.6% of total sales, respectively. A substantial portion of such expenditures for those fiscal years were applied to the development of the rugged notebook, the RLT 410, an Intel 80486 based ruggedized laptop, the RLT 410 Model D, a larger laptop capable of accepting both full-size ISA and PC/104 miniaturized expansion boards, and the early development of a Pentium based main board for the RLT product line.

INTELLECTUAL PROPERTY

        Proprietary information and know-how are important to the Company's commercial success. PCS holds no patents or copyrights but has trademark protection for the Paravant name and logo. There can be no assurance that others will not either develop independently the same or similar information or obtain and use proprietary information of the Company. In addition, none of the Company's employees have signed confidentiality agreements regarding its proprietary information nor have any employees other than Messrs. McNeight and Craven signed any non-competition agreements.

        Management believes that its products do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against it in the future or be successful in asserting such claims.

GOVERNMENT REGULATIONS AND CONTRACTS

        Due to the nature of the products designed, manufactured and sold by PCS for military applications, it is subject to certain DoD regulations. In addition, commercial enterprises engaged primarily in supplying equipment and services, directly or indirectly, to the United States government are subject to special risks such as dependence on government appropriations, termination without cause, contract renegotiation and competition for the available DoD business. PCS has no material direct DoD contracts, however, that are subject to renegotiation in the foreseeable future and is not aware of any proceeding to terminate material DoD contracts in which it may be indirectly involved. In addition, many of the Company's contracts provide for the right to audit its cost records and are subject to regulations providing for price reductions if inaccurate cost information was submitted by PCS.

        Government contracts governing the Company's products are often subject to termination, negotiation or modification in the event of changes in the government's requirements or budgetary constraints. Products sold by PCS for government applications are primarily sold to companies acting as contractors or subcontractors and not directly to government entities. Agreements with such contractors or subcontractors generally are not conditioned upon completion of the contract by the prime contractor. To the extent that such contracts are so conditioned, a failure of completion may have a material adverse effect on the Company's business. Currently, the Company does not have any contracts so conditioned. See "-- Competition".

        The contracts for sale of the Company's computers are generally fixed-priced contracts, as to which the price is set in advance and generally may not be varied. Such contracts require the Company to properly estimate its costs and other factors prior to commitment in order to achieve profitability and compliance. The Company's failure to do so may result in unreimbursable cost overruns, late deliveries or other events of non-compliance.

        Under certain circumstances, PCS is also subject to certain U.S. State Department and U.S. Department of Commerce requirements involving prior clearance of foreign sales. Such export control laws and regulations either ban the sale of certain equipment to specified countries or require U.S. manufacturers and others to obtain necessary federal government approvals and licenses prior to export. As a part of this process, the Company generally requires its foreign distributors to provide documents which indicate that the equipment is not being transferred to, or used by, unauthorized parties abroad.

        The Company and its agents are also governed by the restrictions of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"), which prohibits the promise or payments of any money, remuneration or other items of value to foreign government officials, public office holder, political parties and others with regard to the obtaining or preserving commercial contracts or orders. These restrictions may hamper the Company in its marketing efforts abroad.

        In connection with the development and future manufacture of its medical products, the Company is and will be subject to various regulations, including regulations promulgated by the Food and Drug Administration. Such FDA regulations relate to, among other things, the quality of the components included within the Company's products, as well as standards governing manufacturing procedures, workmanship, materials, and the condition of the Company's facilities. In addition, in the event any medical products developed by the Company in the future are sold outside of the United States, the Company may also become subject to foreign regulations promulgated by foreign medical regulatory bodies.

        PCS's manufacturing operations are subject to various federal, state and local laws, including those restricting or regulating the discharge of materials into, or otherwise relating to the protection of, the environment. The Company is not involved in any pending or threatened proceedings which would require curtailment of, or otherwise restrict its operations because of such regulations, and compliance with applicable environmental laws has not had a material effect upon its capital expenditures, financial condition or results of operations.

        Management believes that, although compliance with applicable federal laws and regulations involves certain additional procedures by the Company that would not otherwise be required, such compliance has not generally inhibited or limited, and will not in the future inhibit or limit, the Company's ability to enter into material contracts in either the miliary market or the medical market.

EMPLOYEES

        As of June 30, 1997, the Company had 71 full time employees including its officers, of whom 29 were engaged in manufacturing and repair services, 9 in administration and financial control, 22 in engineering and research and development, and 11 in marketing and sales.

        None of the Company's employees are covered by a collective bargaining agreement or are represented by a labor union. PCS considers its relationship with its employees to be satisfactory.

        The design and manufacture of the Company's equipment requires substantial technical capabilities in many disparate disciplines from mechanics and computer science to electronics and mathematics. While management believes that the capability and experience of its technical employees compares favorably with other similar manufacturers, there can be no assurance that it can retain existing employees or attract and hire the highly capable technical employees necessary in the future on terms deemed favorable to it, if at all.

LEGAL PROCEEDINGS

        In March 1996, the Company's former counsel, Cascone & Cole, rendered an invoice to the Company in the amount of approximately $365,000 for legal fees and expenses to which such counsel claimed to be entitled in connection with its representation of the Company for both general corporate services and services relating to the IPO. As the Company had made prior payments to such counsel of $130,000, the net amount claimed to be due was approximately $235,000. The Company has contested the invoice and accrued an estimate for the settlement, if any, of these fees. On March 27, 1996, Cascone & Cole filed an action in the Supreme Court of the State of New York, County of New York, entitled Cascone & Cole v. Paravant Computer Systems, Inc., Victor M. Wang, Duke & Company, Inc., Dean Petkanas and Eagle Group Incorporated (Index No. 96601634) against the Company, the Underwriter and certain other defendants alleging, among other things, breach of contract, failure to pay attorneys fees, fraud, copyright infringement and defamation by the Company in connection with the aforementioned services, as well as claiming a finder's fee with respect to the Underwriter's relationship with the Company. Plaintiff is seeking damages in the amount of approximately $28 million from the Company. Plaintiff has filed a motion to increase its claims for legal services from approximately $365,000 to approximately $415,000, claiming there is a balance due of $280,882 for legal services. The Company has filed an answer denying the allegations made by plaintiff and has asserted defenses and counterclaims against the plaintiff seeking, among other things, recovery of amounts paid to plaintiff as well as punitive damages and court costs.

        On September 18, 1996, a former controller of PCS filed an action in the Circuit Court of the State of Florida, Brevard County, entitled Christopher R. Exley v. Paravant Computer Systems, Inc., Richard P. McNeight, William R. Craven, UES of Florida, Inc. and Krishan K. Joshi (Case No. 96-15091 CA), against the Company and certain of its officers, directors and principal stockholders, alleging, among other things, retaliatory personnel actions by the defendants. Plaintiff is seeking damages in the amount of approximately $1 million, plus punitive damages, fees and costs. Plaintiff alleges that he was improperly terminated in December 1994 as a result of his refusal to account for certain transactions in a specified manner. The Company has filed a motion to dismiss the complaint.

        The Company will vigorously defend itself in these matters. Management of the Company believes that the ultimate resolution of these matters will not have a material adverse effect on the Company.

        The Company is not a party to or involved in any other pending legal proceedings.

PROPERTY

        On September 1, 1996, the Company entered into a lease relating to approximately 17,300 square feet of space located at 1615a West Nasa Boulevard, Suite E, Melbourne, Florida 32901. This space is utilized by the Company as its principal corporate headquarters and manufacturing plant. The lease for this space expires December 31, 2001, and provides for monthly rental payments of $1,500 per month through February 1997, increasing to $3,000 per month through August 1997 and, thereafter, to $9,855 per month through December 2001. These amounts include the Company's proportionate cost of utilities, repairs, cleaning, taxes and insurance. The Company commenced operations at this new facility in late December 1996.

        Management believes that its new facility will meet its operational needs for the foreseeable future.

                                          MANAGEMENT

            NAME               AGE                             POSITION
            ----               ---                             --------
Krishan K. Joshi                60         Chairman of the Board, Chief Executive Officer and Director

Richard P. McNeight             47         President, Chief Operating Officer and Director

William R. Craven               49         Vice President of Marketing, Secretary and Director

Kevin J. Bartczak               44         Vice President, Treasurer and Chief Financial Officer

Lary J. Beaulieu                50         Vice President of Engineering

James E. Clifford               60         Director

Michael F. Maguire              70         Director

        Krishan K. Joshi. From 1976 to date, Mr. Joshi has served as founder, chairman and president of UES, a technology development company. Following the acquisition of a controlling interest in the Company by UES in December of 1989, he became Chairman, Chief Executive Officer and President of the Company. However, in April 1994, he resigned as President of the Company and continues to serve as Chairman and Chief Executive Officer. Mr. Joshi spends less than 20% of his time on Company affairs. He has also been Chairman of Astro Industries, Inc., a manufacturer and distributor of aerospace wire and cable products, since August 1980. He holds a Bachelor of Science degree in Mathematics and Physics from Punjab University in India; a Bachelors degree in Aeronautical and Astronautical Engineering from Ohio State University and Master of Science degree in Engineering from the University of Dayton, Ohio; and has engaged in Doctoral studies in Mechanical Engineering at the University of Cincinnati.

        Richard P. McNeight. From 1984 until June 1994, Mr. McNeight served as a Vice President and General Manager of the Company. He was appointed President of the Company in June 1994. From 1982 to 1984, he was employed by Siemen's Corporation as a senior member of its systems engineering staff. From 1972 to 1982, he worked for ITT's North Telecommunications Division in several positions as a software engineering director and manager and engineer. Mr. McNeight holds a Bachelors degree in Applied Science/Engineering from the University of Wisconsin and a Masters degree in Computer Information/Control Engineering from the University of Michigan.

        William R. Craven. Mr. Craven joined the Company in September 1991 as a Vice President in charge of Marketing and has served in that capacity continually to the present. From 1990 to 1991, he was employed as a Vice President of Marketing for Telxon Corp., a manufacturer of hand-held computers and software systems. From 1982 to 1990, he served as a Vice President of Mead Corp., a manufacturer of paper products and provider of electronic services, in a variety of positions, including marketing, product development and joint ventures. For three years during that period, he acted as President of Seiko Mead Company, a Japanese-American joint venture established to manufacture color computer printers and copiers. He was employed as a Director of Marketing by Gentech Industries, a manufacturer of packaging materials and systems, from 1979 to 1982. He also served as Sales and Product Managers for Champion International, a manufacturer of paper products, from 1971 until 1979. Mr. Craven holds a Bachelor of Science degree in Physics and Mathematics from Birmingham Southern College.

        Kevin J. Bartczak. Mr. Bartczak joined the Company as an officer in February, 1995. From 1993 to 1995, he served as Chief Financial Officer, Secretary and Director of Opto Mechanik, Inc. ("OMI"), a manufacturer of electro-optical fire control and assemblies for weapons systems. On October 14, 1994, OMI filed for protection under Chapter 11 of the U.S. Bankruptcy Code and was subsequently liquidated. Mr. Bartczak was employed from 1987 to 1993 as a division controller of Harsco Corporation, a manufacturer of heavy equipment and land combat systems. From 1984 to 1987, he was also employed as a division controller of General Defense Corporation, a manufacturer and developer of ammunition, radar guidance and weapon systems. Mr. Bartczak served from 1981 to 1984 as a division controller and manager of corporate accounting of Elkem Metal Company, a producer of metal alloys. From 1979 to 1981, he functioned as senior accountant for the Cyclops Corporation, a producer of specialty steel, industrial and residential building products and consumer electronics. As a certified public accountant, he worked as an audit supervisor for Arthur Young & Co. from 1975 to 1979. Mr. Bartczak holds a Bachelor of Science degree in Business Management from Indiana University of Pennsylvania.

        Lary J. Beaulieu. Since 1988, Mr. Beaulieu has been employed continually by the Company in several capacities, including Director of Engineering, Chief Engineer and Vice President of Engineering. From 1982 to 1988, he served as Manager of Inspection and Service Products, Engineering Manager and New Product Design Manager for Schlumberger Technologies, a manufacturer of service/inspection products. He worked in several engineering positions from 1972 through 1981 for ITT's North Telecommunications Division. Mr. Beaulieu holds Bachelor and Masters of Science degrees in electrical engineering from Tufts University.

        James E. Clifford. From 1989 to date, Mr. Clifford has served as President and Director of Engineering Development Laboratories, Inc., a manufacturer of aircraft avionics and flight control electronics. From 1983 to 1989, Mr. Clifford served as President of Signal Technology Laboratories, Inc. ("STL"), a manufacturer and developer of militarized electronic defense systems, and continues to serve as a director of STL. Mr. Clifford served as an officer in the U.S. Air Force for 23 years, attaining the rank of Colonel specializing in air lift and aircraft acquisition programs. Mr. Clifford holds Bachelors and Masters of Science degrees in Electrical Engineering from Oklahoma State University.

        Michael F. Maguire. Since 1986, Mr. Maguire has been employed as President of Maguire Investment Management, Inc., a consulting firm founded by him. From 1973 through 1986, he was an officer of Harris Corp., a computer manufacturer, attaining the position of senior vice president. From 1962 to 1973, Mr. Maguire served in various capacities with Perken Elmer, a manufacturer of analytical instruments and life-science systems, including as an engineering manager, vice president, general manager and group vice president. From 1950 to 1962, he held various engineering design and management positions with General Electric, Pratt & Whitney, and Sperry Rand companies. He is currently a director of Harris Computer Systems Corp., Concurrent Computer Systems Corp. and Cyberguard Corp. Mr. Maguire also previously served as a director of OMI. In 1950, he received a Bachelor of Science degree in electrical engineering from Rensselear Polytechnic Institute and in 1955 a Masters of Science degree from the University of Connecticut.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth certain information regarding the compensation in each of the last three fiscal years of the person who served as the Company's Chief Executive Officer during the fiscal year ended September 30, 1996, and the three other highest paid executive officers who were serving as officers at September 30, 1996 (collectively, the "Named Executive Officers").

                                                                                        LONG TERM COMPENSATION
                                                                                -----------------------------------
                                                    ANNUAL COMPENSATION                AWARDS             PAYOUTS
                                          ----------------------------------    -----------------------  ----------
                                                                     OTHER
                                                                     ANNUAL     RESTRICTED   SECURITIES              ALL OTHER
                                                                    COMPEN-       STOCK      UNDERLYING     LTIP      COMPEN-
NAME AND PRINCIPAL               FISCAL                              SATION      AWARD(S)     OPTIONS/    PAYOUTS(1)   SATION
      POSITION                   YEAR     SALARY ($)   BONUS ($)      ($)          ($)        SARS(#)        ($)         ($)
-----------------------          -----    ----------   ---------     -----        -----       -------        ----       ----
Krishan K. Joshi(2) ...........  1996         52,000        -0-       -0-          -0-            -0-        -0-         -0-
 Chairman and Chief              1995         45,200        -0-       -0-          -0-            -0-        -0-         -0-
 Executive Officer               1994         28,800        -0-       -0-          -0-            -0-        -0-         -0-

Richard P. McNeight(3) ........  1996        139,500     18,000       -0-          -0-         90,000       1,665        -0-
 President and                   1995        124,241        -0-       -0-          -0-        120,000        -0-         -0-
 Chief Operating Officer         1994        113,896      3,000       -0-          -0-        188,049        723         -0-

William R. Craven .............  1996        118,038     14,000       -0-          -0-         45,000       1,369        -0-
 Vice President of Marketing     1995        106,616        -0-       -0-          -0-         15,000        -0-         -0-
                                 1994         90,964      1,000       -0-          -0-          5,031        832         -0-

Lary J. Beaulieu ..............  1996         97,490     10,000       -0-          -0-         30,000       1,205        -0-
 Vice President of               1995         98,560        -0-       -0-          -0-         15,000        -0-         -0-
 Engineering                     1994         96,615      9,109       -0-          -0-          5,031        894         -0-

---------

(1)  Represents Company matching funds for 401(k) Profit Sharing Plan.
(2)  Reflects compensation for Mr. Joshi's part-time work for the Company.
(3) Excludes personal use of Company automobile and computer equipment estimated at $5,000 per year.


OPTION/SAR GRANTS DURING FISCAL YEAR 1996

           The following table provides information related to options granted to the Named Executive Officers during the fiscal year ended September 30, 1996. No stock appreciation rights were issued by the Company during fiscal 1996.

                                                NUMBER OF       PERCENT OF TOTAL
                                                SECURITIES       OPTIONS/SARS
                                                UNDERLYING        GRANTED TO     EXERCISE OR
                                               OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                                          GRANTED(#)(1)       FISCAL YEAR     ($/SH)(1)        DATE
----                                          -------------       -----------     ---------        ----
Krishan K. Joshi,
  Chairman and Chief Executive Officer....          --                  --               --         --
Richard P. McNeight,
  President and Chief Operating Officer (2)       90,000             25.0%           1.4667      11/16/00
William R. Craven,
  Vice President of Marketing (2).........        45,000             12.5%           1.3333      11/16/05
Lary J. Beaulieu,
  Vice President of Engineering (2).......        30,000              8.3%           1.3333      11/16/05


--------------
(1) All share numbers and exercise prices have been adjusted to give effect to the Stock Split. The right to exercise the options is vested over a three-year period from the date of grant in November 1995, with one-third of the options subject to grant to become vested (and consequently exercisable) on each of the first three anniversaries of the date of grant.

(2) Excludes options for 40,000 shares, 25,000 shares and 15,000 shares of Common Stock granted in November 1996 to Messrs. McNeight, Craven and Beaulieu, respectively, under the Company's Incentive Plan at an exercise price of $5.00 per share.

AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR 1996 AND FISCAL YEAR END OPTION/SAR VALUES

           The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended September 30, 1996 and the number and value of options and stock appreciation rights held at fiscal year end which are currently exercisable. No options or stock appreciation rights were exercised during the fiscal year ended September 30, 1996.

                                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                              SHARES                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARS
                                           ACQUIRED ON      VALUE       OPTIONS/SARS AT FY-END(1)             AT FY-END($)(2)
NAME                                       EXERCISE (#)  REALIZED($)    EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                                       -----------   -----------    -----------   -------------      -----------   -------------
Krishan K. Joshi,
  Chairman and Chief Executive Officer ...      --           --        445,848               -0-        $2,441,464       $ -0-
Richard P. McNeight,
  President and Chief Operating Officer ..      --           --        446,667           100,000         1,795,772      443,030
William R. Craven,
  Vice President of Marketing ............      --           --        327,262            35,000         1,768,173      153,293
Lary J. Beaulieu,
  Vice President of Engineering ..........      --           --         25,031            25,000          119,077       110,376


--------------

(1)  All share numbers have been adjusted to give effect to the Stock Split.

(2) The values of Unexercised-In-the-Money Options/SARs represents the aggregate amount of the excess of $5.625, the closing sales price for a share of Common Stock (as adjusted to give effect to the Stock Split) on September 30, 1996, over the relevant exercise price of all "in-the-money" options held on such date. Excludes options for 40,000 shares, 25,000 shares and 15,000 shares of Common Stock granted in November 1996 to Messrs. McNeight, Craven and Beaulieu, respectively, under the Company's Incentive Plan at an exercise price of $5.00 per share.

INCENTIVE STOCK OPTION PLAN

        Under the Company's Incentive Plan, options to purchase a maximum of 1,455,000 shares of its Common Stock may be granted to officers, directors and other key employees of the Company. Options granted under the Incentive Plan are intended to qualify as incentive stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code").

        The Incentive Plan is administered by the Board of Directors and the Stock Option Committee, which determines which persons are to receive options, the number of options granted and the exercise prices thereof. In the event an optionee voluntarily terminates his employment with the Company, the optionee generally has the right to exercise his accrued options within five days of such termination. If an optionee's employment is involuntarily terminated, other than because of death, he has the right to exercise his accrued option within thirty days of such termination. Upon death, the optionee's estate or heirs have one year to exercise said optionee's accrued options. The maximum term of any option is generally ten years, and the option price per share may not be less than the fair market value of the Company's shares at the date the option is granted. However, options granted to persons owning more than 10% of the Company's voting shares may not have a term in excess of five years, and the option price per share may not be less than 110% of fair market value. The Company may redeem any accrued but unexercised option held by an optionee by paying him the difference between the option exercise price and the then fair market value.

        If the aggregate fair market value of the shares of Common Stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as incentive options and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options. This rule shall be applied by taking options into account in the order or sequence in which they are granted. Options must be granted within ten years from the effective date of the Incentive Plan.

        Options granted under the Incentive Plan are not transferable other than by will or by the laws of descent and distribution. Options granted under the Incentive Plan are protected by anti-dilution provisions increasing the number of shares issuable thereunder and reducing the exercise price of such option, under certain conditions. The Incentive Plan will terminate on December 22, 2004 or on such earlier date as the Board of Directors may determine. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, whichever occurs first. As of January 27, 1997, options to acquire an aggregate of 958,000 shares of the Company's Common Stock at exercise prices ranging from $0.72 per share to $5.00 per share had been granted under the Incentive Plan to key employees and directors (including options to purchase 120,000 shares of Common Stock at an exercise price of $0.79 per share, 90,000 shares of Common Stock at an exercise price of $1.47 per share, and 40,000 shares of Common Stock at an exercise price of $5.00 per share, granted to Mr. McNeight; options to purchase 15,000 shares of Common Stock at an exercise price of $0.72 per share, 45,000 shares of Common Stock at an exercise price of $1.33 per share and 25,000 shares of Common Stock at an exercise price of $5.00 per share, granted to Mr. Craven; and options to purchase 15,000 shares of Common Stock at an exercise price of $0.72 per share, 30,000 shares of Common Stock at an exercise price of $1.33 per share and 15,000 shares of Common Stock at an exercise price of $5.00 per share, granted to Mr. Beaulieu). In the case of options granted under the Incentive Plan to employees, such options vest and are exercisable at a rate no greater than 33 1/3% each continuous year in which the employee is employed on a full time basis by the Company.

NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

        In order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company, the Company has adopted the Directors' Plan, pursuant to which stock options covering an aggregate of 45,000 shares of the Company's Common Stock may be granted to such non-employee directors.

        Pursuant to the Directors' Plan, each member of the Board of Directors of the Company who is not an employee of the Company (or a subsidiary) (a "Non-employee Director") and who is elected or re-elected as a director of the Company by the shareholders at any annual meeting of shareholders will receive, as of the date of each such election or re-election, options to purchase 7,500 shares of the Company's Common Stock. In addition, each Non-employee Director will receive options to purchase 7,500 shares of Common Stock upon his initial election or appointment as director. All options granted under the Directors' Plan are to be non-incentive options. Messrs. Clifford and Maguire, the current Non-employee Directors, were each granted in May 1996 non-incentive options to purchase 7,500 shares of Common Stock at an exercise price of $1.67 per share and in February 1997 non-incentive options to purchase 7,500 shares of Common Stock at an exercise price of $6.00 per share.

401(K) PROFIT SHARING PLAN

        The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Code. The effective date of the PSP is January 1, 1990. This plan is administered under a Trust and two of the Company's directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its executive officers, are eligible to participate in this plan after three months of employment.

        Under the PSP, participating employees have the right to elect that their contributions to this plan be made from deductions from the compensation owed to them by the Company in an amount up to 15% of their compensation per annum, not to exceed $9,500 in each of 1996 and 1997. In addition, the Company, in its discretion, may make contributions to this plan of up to 1% of the participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contribution under this plan upon their death or total disability or when they reach retirement age (i.e., 65 years of age). If a participating employee's employment is terminated earlier, such employee's share of the Company's contributions will depend upon the employee's number of years of employment with the Company. All employees are entitled to receive 25%, 50%, 75%, and 100%, respectively, of the Company's contributions upon completion of 2, 3, 4, and 5 years of employment, respectively.

        All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and employees' contributions, they may receive investment earnings relating to the funds in their account under this plan.

DESCRIPTION OF EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

        Richard P. McNeight is serving as the Company's President pursuant to a three-year employment agreement which commenced on January 1, 1995. The agreement provides for an initial annual compensation of $130,000, unspecified bonuses, an increase of 10% in compensation in each of the second and third years and a two-year non-competition covenant covering the rugged computer business that commences after termination of employment.

        William R. Craven entered into a three-year employment contract with the Company which commenced on January 1, 1995. The agreement provides for an initial annual compensation of $110,000, unspecified bonuses, a 10% increase per annum in each of the second and third years, and a similar two-year non-competition covenant.

        In February 1995, the Company entered into a three-year employment agreement with Kevin J. Bartczak which provides for his employment as Vice President and Chief Financial Officer. This agreement established compensation at the initial rate of $80,000 per year, increasing to $90,000 in the second year and $100,000 in the third year, and provides for discretionary bonuses. In addition, the agreement provides for the grant to Mr. Bartczak of options to purchase up to 60,000 shares of Common Stock, subject to certain conditions. In the event Mr. Bartczak's employment is terminated by the Company without cause, he will be entitled to a severance amount equal to 6 months' salary (plus certain health insurance expense amounts) if termination occurs during the first two years under the agreement and 90 days' salary if termination occurs during the third year.

ELIMINATION OF LIABILITY OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation, as amended, eliminates the liability of a director of the Company for monetary damages for breach of duty as a director, subject to certain exceptions. In addition, the Certificate of Incorporation, as amended, provides for the Company to indemnify, under certain conditions, directors and officers of the Company against all expenses, liabilities and losses reasonably incurred by such persons in connection therewith. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of the date of the Prospectus, the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock,
(ii) each director of the Company and each executive officer of the Company listed in the Summary Compensation Table and (iii) all of the Company's officers and directors as a group:

                                                                                         PERCENTAGE OF
                                                            AMOUNT AND NATURE OF      OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    BENEFICIAL OWNERSHIP(2)         OWNED(3)
---------------------------------------                    -----------------------         --------
Krishan K. Joshi(4)(5)                                             2,235,468                  28.0%
Richard P. McNeight(5)                                               947,810                  11.4%
William R. Craven(5)                                                 483,649                   6.0%
James E. Clifford(5)                                                  28,500                    * %
Michael F. Maguire(5)                                                 28,500                    * %
Lary J. Beaulieu(5)                                                  206,201                   2.6%
All officers and directors as a group (7 persons)(4)(5)            3,509,280                  41.8%

--------------

*    Less than 1%

(1) The address of each such person is c/o Paravant Computer Systems, Inc., 1615A West Nasa Blvd., Melbourne, Florida 32901.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based on 7,993,652 shares of Common Stock outstanding on the date of this Prospectus.

(4) Includes 2,191,854 shares of Common Stock held by UES Florida. Mr. Joshi, Chairman and Chief Executive Officer of the Company, is the Chairman and a director of UES, of which he owns 58% of the shares of its common stock and which, as a result, he controls. With respect to the 2,191,854 shares held by UES Florida, 445,848 of such shares are subject to an option granted by UES Florida to Mr. Joshi. Both UES and UES Florida have offices at 4402 Dayton-Xenia Road, Dayton, OH 45432.

(5) Includes options obtained from UES Florida covering 148,617 shares for Mr. McNeight, 297,231 shares for Mr. Craven and 445,848 shares for Mr. Joshi. Includes options granted under the Company's Incentive Plan covering 110,000 shares for Mr. McNeight, 25,000 shares for Mr. Craven, 4,000 shares for each of Messrs. Clifford and Maguire, 20,000 shares for Mr. Beaulieu and 25,000 shares for other officers and directors, options for 188,049 shares of Common Stock granted to Mr. McNeight and 5,031 shares of Common Stock granted to each of Mr. Craven and Mr. Beaulieu under a non-qualified stock option plan which plan has been terminated and options granted under the Directors' Plan covering 15,000 shares for each of Messrs. Clifford and Maguire, all of which options are currently exercisable. Excludes options granted under the Incentive Plan covering 140,000 shares for Mr. McNeight, 60,000 shares for Mr. Craven, 40,000 shares for Mr. Beaulieu and 35,000 shares for other officers and directors, all of which options are not exercisable within 60 days of the date of this Prospectus.

                                     CERTAIN TRANSACTIONS

        Under the Company's $4,000,000 line of credit with National City Bank in Dayton, Ohio, Krishan K. Joshi, the Company's Chairman, and UES, a company controlled by Mr. Joshi which presently indirectly owns approximately 27.5% of the Company's outstanding Common Stock, each guaranteed all amounts outstanding under such line of credit. Similar guarantees involving Mr. Joshi and UES were required for earlier loan arrangements between the Company and such bank. Upon completion of the IPO, such guarantees were terminated. Mr. Joshi and UES may be deemed to have benefitted from the elimination of such guarantees.

        At September 30, 1995, the Company was a guarantor of certain debt of UES. The debt included a $1,250,000 line of credit with a bank that was due on demand and bore interest at the prime rate. The amount outstanding under the agreement at September 30, 1995 was $779,715. The debt also included a commercial note payable to the same bank bearing an initial interest rate of 8.75% adjusted monthly to 1.50% above the prime rate. Interest and principal payments on this note were due in eighty-four monthly installments including principal of $11,905 per payment, with final payment due in September 2001. The amount outstanding under the commercial note payable at September 30, 1995 was $845,235. Prior to the completion of the Company's IPO, the bank released the Company from its guarantee.

        Beaver Creek Enterprises, an Ohio partnership among certain UES employees, including Mr. Joshi, owns a three bedroom residential condominium in Melbourne, Florida, consisting of approximately 1,450 square feet. The partnership rents this apartment to the Company at $1,000 per month ($750 per month until July 1, 1996), which includes its apportioned real estate taxes, pursuant to a month to month lease arrangement. For the fiscal years ended September 30, 1996 and 1995, the Company paid such partnership $9,750 and $9,000, respectively, for the use of such condominium. This apartment is used to house the Company's executives, including Messrs. Craven and Joshi, when they are visiting the Company's headquarters, as well as select customers.

        In December 1991, Messrs. McNeight, Craven and Joshi were granted options covering 148,617 shares, 297,231 shares and 445,848 shares, respectively, of the Company's Common Stock held by UES Florida, a subsidiary of UES and an affiliate of the Company, each at an adjusted exercise price of $.15 per share. In November 1993, Mr. McNeight was granted options to purchase 5,032 shares of the Company's Common Stock at an adjusted exercise price of $0.24 per share under a non-qualified stock option plan previously maintained by the Company, which has since been terminated, and, in November 1994, Mr. McNeight was granted options under such plan to purchase 183,018 shares of the Company's Common Stock at an adjusted exercise price of $3.20 per share. The exercise prices of the foregoing options granted in 1991, 1993 and 1994 approximated the estimated market value of the shares of Common Stock on the date of grant.

        The Company had a payable to UES of $0 and $87,294 at September 30, 1996 and 1995, respectively, for reimbursement of accrued health insurance costs paid by UES.

        In March 1996, UES Florida and Messrs. McNeight and Craven and another shareholder sold an aggregate of 925,743 shares of Common Stock to private investors at a purchase price of $1.33 per share ("March 1996 Stock Purchase"). (Of the shares sold, UES Florida and Messrs. McNeight and Craven sold 745,743, 90,000, and 30,000 shares, respectively.) In connection with these transactions, UES Florida, Messrs. McNeight and Craven and such other shareholder loaned to the Company in April 1996, for working capital purposes, the sums of $646,294, $78,000, $26,000 and $52,000, respectively, or an aggregate of $802,294 of the proceeds realized from such sales, at an interest rate of 6% per annum. Such amounts, plus accrued interest thereon, were repaid following the consummation of the IPO with a portion of the IPO proceeds. At or following the time of the March 1996 Stock Purchase, the private investors purchased an additional 155,322 shares from two other stockholders of the Company. In order to induce the investors to purchase shares of Common Stock of the Company and thereby provide UES Florida, Messrs. McNeight and Craven and the other shareholder lender with funds which they loaned to the Company, the Company granted to the investors certain "piggyback" registration rights to have their Common Stock registered under the Securities Act. Accordingly, all 1,081,065 shares of Common Stock acquired by the private investors were included in the registration statement relating to the IPO.

                            DESCRIPTION OF SECURITIES

GENERAL

        As of the date of this Prospectus, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.015 per share, of which 7,993,652 shares are outstanding, and 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), none of which shares are outstanding. The following description of the securities of the Company and certain provisions of the Company's Certificate of Incorporation and By-Laws, each as amended, is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and By-Laws as currently in effect. As of August 25, 1997, the Company's Common Stock was held of record by 69 shareholders.

COMMON STOCK

        Holders of Common Stock possess exclusive voting power for the election of directors and for all other purposes and are entitled to one vote for each share held of record. The Certificate of Incorporation, as amended, does not provide for preemptive rights or for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PREFERRED STOCK

        The Company is authorized to issue 2,000,000 shares of Preferred Stock from time to time in one or more series, which may rank senior to the Common Stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding up of the Company. The Board of Directors has the power, without stockholder approval, to issue shares of one or more series of Preferred Stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine (including, but not limited to, terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights). The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holders of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

        The Company has no plans to issue or sell shares of Preferred Stock in the foreseeable future. For a period of two years commencing May 30, 1996, the issuance of Common Stock or any warrants, options or other rights to purchase Common Stock is subject to the prior consent of the Underwriter, which may not be unreasonably withheld. Accordingly, such restriction could limit the ability of the Company to issue shares of Preferred Stock which are, by their terms, convertible into or exchangeable for Common Stock.

REDEEMABLE WARRANTS

        Each Warrant entitles the registered holder thereof (the "Warrant Holders") to purchase one share of Common Stock at a price of $2.00, subject to adjustment in certain circumstances, for a period of five years commencing on November 30, 1997 until 5:00 p.m., Eastern Time, on November 30, 2002.

        The Warrants are redeemable by the Company at any time commencing on November 30, 1997, upon notice of not less than 30 days, at a price of $.0167 per Warrant, provided that the closing bid quotation of the Common Stock on Nasdaq or last sale price if quoted on a national securities exchange has exceeded $2.83 per share (subject to adjustment) for a period of 30 consecutive trading days during the period in which the Warrants are exercisable. The Warrant Holders shall have the right to exercise their Warrants until the close of business on the date fixed for redemption. The Warrants have been issued (and any Warrants issued upon exercise of the Underwriter's Warrants will be issued) in registered form under a warrant agreement by and among the Company, Continental Stock Transfer & Trust Company, as warrant agent, and the Underwriter (the "Warrant Agreement"). The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. In addition, the Warrants are subject to adjustment for issuances of Common Stock at prices below the market price of a share of Common Stock on Nasdaq. Reference is made to the Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

        The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the warrant agent for the number of Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of Common Stock.

        No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company will use its reasonable best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to do so.

        No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

BRIDGE WARRANTS

        In connection with the 1995 Bridge Financing, the Company borrowed $400,000 pursuant to the Bridge Notes from a group of private investors at an annual interest rate of 6%. As of the date hereof, the Bridge Notes had an outstanding principal balance of $50,000. In addition, as part of the 1995 Bridge Financing, the Company sold to the same investors the Bridge Warrants to purchase 480,000 shares of Common Stock. Each Bridge Warrant represents the right to purchase one share of Common Stock at an exercise price of $2.00 per share at any time until June 3, 2001. After the expiration of such exercise period, the Bridge Warrants will be void and of no value.

        The Bridge Warrants are subject to earlier redemption as follows: if the average of the closing bid prices of the Common Stock (if the Common Stock is then traded in the over-the-counter market) or the average of the closing prices of the Common Stock (if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market or Small Cap Market) exceeds $2.00 for any consecutive 20 trading days, then upon at least 30 days' prior written notice, given within 60 days of the period, the Company will be able to call all (but not less than all) of the Bridge Warrants for redemption at a price of $.0167 per Bridge Warrant.

        The Bridge Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares issuable upon exercise on the occurrence of certain events. The Company is not to be required to issue fractional shares. In lieu of the issuance of such fractional shares, the Company will pay cash to such holders of the warrants. In computing the cash payable to such holders, a share of Common Stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a Bridge Warrant will not possess any rights as a stockholder of the Company unless he exercises his Bridge Warrant. See "Risk Factors -- Possible Contingent Liability."

DIVIDENDS

        The Company has not declared or paid a cash dividend on its Common Stock since its inception. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations.

REGISTRATION RIGHTS

        In connection with the IPO, the Company granted to the Underwriter certain demand and piggyback registration rights with respect to the Underwriter's Warrants, the 300,000 shares of Common Stock and 420,000 Warrants issuable upon exercise of the Underwriter's Warrants and the 420,000 shares of Common Stock issuable upon the exercise of the Warrants included in the Underwriter's Warrants. All 720,000 shares of Common Stock and 420,000 Warrants underlying the Underwriter's Warrants have been included in the Registration Statement of which this Prospectus forms a part.

NASDAQ LISTING

        The Common Stock and Warrants are listed on Nasdaq. In order to continue to be listed on Nasdaq, however, the Company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share; provided, however, that if the Company falls below such minimum bid price, it will remain eligible for continued inclusion in Nasdaq if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. In addition, Nasdaq has proposed increasing the Nasdaq National Market maintenance criteria by requiring a company to have, among other things, either (i) $4,000,000 in net tangible assets, a public float of at least 750,000 shares with a market value of at least $5,000,000 and a minimum bid price of $1.00 per share or, alternatively, (ii) a market capitalization of $50,000,000 or total assets and total revenues of $50,000,000, a public float of at least 1,100,000 shares with a market value of at least $15,000,000 and a minimum bid price of $5.00. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter markets through the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, difficulty in obtaining accurate quotations as to the market value of the securities and reductions in the security analysts' and the news media's coverage of the Company. Delisting of the Company's securities may result in lower prices for the Company's securities than might otherwise prevail.

TRANSFER AGENT AND REGISTRAR

        The Company's Transfer Agent and Registrar is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

REPORTS TO SHAREHOLDERS

        The Company has registered the Common Stock and Warrants under the provisions of Sections 12(b) and 12(g) of the Exchange Act. Such registration requires the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                                SHARES ELIGIBLE FOR FUTURE SALE

        Upon the consummation of this offering, the Company will have 8,713,652 shares of Common Stock outstanding, of which 3,450,000 shares of Common Stock will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 under the Securities Act. All of the remaining 5,263,652 shares of Common Stock are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act.

        In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares of Common Stock are quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

        Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of the IPO are entitled to sell such shares after the 90th day following the date of the IPO in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitations or notice provisions of Rule 144.

        All of the Company's officers and directors and certain stockholders of the Company have agreed not to sell or otherwise dispose of their shares of Common Stock (an aggregate of 4,495,279 shares) for a period of eighteen months commencing May 30, 1996 (other than pursuant to private transfers) without the prior written consent of the Underwriter.

                       SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

        The shares of Common Stock and Warrants offered hereby for sale by the Selling Securityholders will be acquired by the Selling Securityholders upon exercise of Underwriter's Warrants to purchase up to 300,000 shares of Common Stock and up to 420,000 Warrants. The Underwriter's Warrants were sold to the Underwriter for an aggregate purchase price of $10.00 in connection with the Company's June 1996 IPO as part of their underwriting compensation. The Underwriter's Warrants, which are exercisable during the four-year period commencing June 3, 1997, entitle the holders thereof to purchase, in the aggregate, up to 300,000 shares of Common Stock at an exercise price of $2.00 per share and up to 420,000 Warrants at an exercise price of $.04 per Warrant.

        The number of shares of Common Stock and Warrants owned beneficially by each of the Selling Securityholders as of the date of this Prospectus, the number of shares of Common Stock Warrants which may be offered by each of the Selling Securityholders pursuant to this Prospectus and the amount and percentage of shares of Common Stock and Warrants to be owned by each of the Selling Securityholders assuming the sale of all such shares and Warrants are as follows:

                                                                               SHARES OF COMMON STOCK TO BE
                                                                                OWNED AFTER SALE OF SHARES
                                    SHARES OF                                      REGISTERED FOR RESALE
                                  COMMON STOCK      SHARES OF COMMON          ------------------------------
                                  BENEFICIALLY         STOCK BEING                             PERCENT OF
NAME OF SELLING SECURITYHOLDER      OWNED(1)      REGISTERED FOR RESALE       AMOUNT         OUTSTANDING (2)
------------------------------      --------      ---------------------       ------         ---------------
Duke & Co., Inc.                    603,024             603,024                  --                  --
Michael Metter                       20,994              20,994                  --                  --
Kenneth Orr                          95,982              95,982                  --                  --

--------------

(1) Assumes the exercise by each of the Selling Securityholders of all Underwriter's Warrants held by such Selling Securityholder and of all Warrants received by the Selling Securityholder upon exercise of such Underwriter's Warrants.

(2)   Based on 8,713,652 shares of Common Stock outstanding.

                                                                             WARRANTS TO BE OWNED AFTER SALE
                                                                            OF WARRANTS REGISTERED FOR RESALE
                                    WARRANTS                                ---------------------------------
                                  BENEFICIALLY       WARRANTS BEING                           PERCENT OF
NAME OF SELLING SECURITYHOLDER      OWNED(1)      REGISTERED FOR RESALE      AMOUNT         OUTSTANDING (2)
------------------------------      --------      ---------------------      ------         ---------------
Duke & Co., Inc.                    363,024             363,024                --                  --
Michael Metter                        8,994               8,994                --                  --
Kenneth Orr                          47,982              47,982                --                  --


--------------
(1) Assumes (i) the exercise by each of the Selling Securityholders of all Underwriter's Warrants held by such Selling Securityholder and (ii) no exercise by any of the Selling Securityholders of Warrants received by the Selling Securityholder upon exercise of such Underwriter's Warrants.

(2)   Based on 5,250,000 Warrants outstanding.

      The shares of Common Stock and Warrants to be acquired by the Selling Securityholders upon exercise of the Underwriter's Warrants may be sold from time to time by the Selling Securityholders, or by pledgees, donees, tranferees or other successors in interest thereof, should the Selling Securityholders or any such other parties determine to make such sales. The Company is unable to predict whether or when the Selling Securityholders or any such other parties will determine to proceed with sales of Common Stock and/or Warrants, as such determination will be made by the Selling Securityholders or such other parties. The sale of Common Stock and/or Warrants by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest thereof, may be effected from time to time in transactions (which may include block transactions) on the Nasdaq National Market, the over-the-counter market, in private sales or in negotiated transactions, through the writing of options on Common Stock or Warrants, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders or such other parties may effect such transactions by selling Common Stock or Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Common Stock and/or Warrants for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any Common Stock or Warrants covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

      The Selling Securityholders and any broker-dealers that act in connection with the sale of Common Stock and/or Warrants hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of Common Stock or Warrants as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company has agreed to pay all expenses of registration incurred in connection herewith; provided, however, that all selling and other expenses incurred by the Selling Securityholders will be borne by the Selling Securityholders.

                                  LEGAL MATTERS

      The legality of the securities offered hereby will be passed upon for the Company by Zimet, Haines, Friedman & Kaplan, New York, New York.

                                     EXPERTS

      The financial statements of the Company at September 30, 1996 and 1995 appearing in this Prospectus and in the Registration Statement of which this Prospectus forms a part have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

      In October 1994, the Board of Directors of the Company retained KPMG Peat Marwick LLP as the Company's independent auditors following the termination of Hoyman, Dobson & Company, P.A., the Company's former accountants. There were no disagreements with such firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and such firm's report on the Company's financial statements did not contain any adverse opinion or disclaimer, or qualification as to uncertainty, audit scope or accounting principles.

                         PARAVANT COMPUTER SYSTEMS, INC.

                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENT AT SEPTEMBER 30, 1996 AND
 FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
Independent Auditor's Report......................................................      F-2
      Balance Sheet...............................................................      F-3
      Statements of Income........................................................      F-4
      Statements of Changes in Stockholders' Equity...............................      F-5
      Statements of Cash Flows....................................................      F-6
      Notes to Financial Statements...............................................   F-7 - F-16

FINANCIAL STATEMENT AT JUNE 30, 1997 AND
 FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)
      Condensed Balance Sheet - June 30, 1997.....................................      F-17
      Condensed Statements of Earnings for the three
       months ended June 30, 1997 and 1996........................................      F-19
      Condensed Statements of Earnings for the nine
       months ended June 30, 1997 and 1996........................................      F-20
      Condensed Statements of Cash Flows for the nine
       months ended June 30, 1997 and 1996........................................      F-21
      Notes to Condensed Financial Statements.....................................  F-23 - F-25

                          INDEPENDENT AUDITORS' REPORT

Board of Directors:
PARAVANT COMPUTER SYSTEMS, INC.:

     We have audited the accompanying balance sheets of Paravant Computer Systems, Inc. as of September 30, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paravant Computer Systems, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

November 22, 1996

                        PARAVANT COMPUTER SYSTEMS, INC.
                                 BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1995

                                       ASSETS                                              1996           1995
                                                                                        -----------    ----------
Current assets:
     Cash and cash equivalents.......................................................   $    65,069    $  211,426
     Accounts receivable, net (notes 7, 9 and 18)....................................     7,161,192     5,295,106
     Employee receivables and advances...............................................        73,502        65,707
     Costs and estimated earnings in excess of billings on uncompleted contracts
      (note 6).......................................................................       --            322,071
     Inventory (notes 2, 7 and 9)....................................................     2,503,892     2,411,834
     Prepaid expenses................................................................       141,191        51,441
     Deferred income taxes (note 14).................................................       139,727       128,979
                                                                                        -----------    ----------
          Total current assets.......................................................    10,084,573     8,486,564
                                                                                        -----------    ----------
Property, plant and equipment, net (notes 3, 7 and 9)................................       517,515       462,447
Intangible assets, net (note 4)......................................................        89,125       117,625
Demonstration pool and custom mold, net (note 5).....................................       281,309        67,787
Capitalized offering costs...........................................................       --            257,812
Other assets.........................................................................        16,136        25,330
Deferred income taxes (note 14)......................................................       --             32,150
                                                                                        -----------    ----------
          Total assets...............................................................   $10,988,658    $9,449,715
                                                                                        -----------    ----------
                                                                                        -----------    ----------
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable to bank (note 7)..................................................   $   540,000    $2,960,000
     Other notes payable (note 8)....................................................       100,000       400,000
     Current maturities of long-term debt (note 9)...................................       110,004       110,004
     Current maturities of capital lease obligations (note 10).......................        99,346        67,685
     Accounts payable................................................................     1,043,731     1,334,631
     Amounts due to affiliate........................................................       --             87,294
     Accrued commissions.............................................................       449,251       514,240
     Accrued expenses................................................................       430,900       844,637
     Accrued incentive compensation..................................................       140,000        --
     Income taxes payable............................................................       334,993       317,665
                                                                                        -----------    ----------
          Total current liabilities..................................................     3,248,225     6,636,156
Long-term debt, less current maturities (note 9).....................................       619,151       729,155
Capital lease obligations, less current maturities (note 10).........................        67,781        77,233
Deferred income taxes (note 14)......................................................         7,657        --
                                                                                        -----------    ----------
          Total liabilities..........................................................     3,942,814     7,442,544
                                                                                        -----------    ----------
Stockholders' equity:
     Preferred stock, par value $.01 per share. Authorized 2,000,000 shares, none
      issued.........................................................................       --             --
     Common stock, par value $.015 per share. Authorized 30,000,000 shares; issued and outstanding 7,956,038 shares at September 30, 1996 and 4,500,000 shares at
      September 30, 1995 (notes 11 and 12)...........................................       118,943        67,500
     Additional paid-in capital......................................................     5,046,342       761,265
     Retained earnings...............................................................     1,880,559     1,178,406
Commitments and contingencies (notes 10 and 17)......................................
                                                                                        -----------    ----------
          Total stockholders' equity.................................................     7,045,844     2,007,171
                                                                                        -----------    ----------
                                                                                        $10,988,658    $9,449,715
                                                                                        -----------    ----------
                                                                                        -----------    ----------

                See accompanying notes to financial statements.

                        PARAVANT COMPUTER SYSTEMS, INC.
                              STATEMENTS OF INCOME
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                                                                                           1996           1995
                                                                                        -----------    ----------

Revenues (note 18)...................................................................   $10,495,063    $8,652,553
Cost of revenues.....................................................................     5,818,010     4,680,661
                                                                                        -----------    ----------
     Gross profit....................................................................     4,677,053     3,971,892
Selling and administrative expense...................................................     3,247,385     2,668,320
                                                                                        -----------    ----------
          Income from operations.....................................................     1,429,668     1,303,572
Other income (expense):
     Interest expense................................................................      (362,956)     (392,589)
     Miscellaneous income (expense)..................................................        11,257       (50,711)
                                                                                        -----------    ----------
          Income before income taxes.................................................     1,077,969       860,272
Income tax expense (note 14).........................................................       375,816       278,857
                                                                                        -----------    ----------
          Net income.................................................................   $   702,153    $  581,415
                                                                                        -----------    ----------
                                                                                        -----------    ----------
Weighted average number of shares outstanding........................................     7,652,320     4,500,000
                                                                                        -----------    ----------
                                                                                        -----------    ----------
Earnings per share...................................................................          $.10          $.13

                See accompanying notes to financial statements.

                        PARAVANT COMPUTER SYSTEMS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                                                     COMMON STOCK                                    TREASURY STOCK
                                                 --------------------   ADDITIONAL                --------------------
                                                  NUMBER       PAR       PAID-IN      RETAINED     NUMBER
                                                 OF SHARES    VALUE      CAPITAL      EARNINGS    OF SHARES     COST
                                                 ---------   --------   ----------   ----------   ---------   --------

Balances, September 30, 1994...................  4,737,667   $ 71,065   $  796,498   $  596,991     79,234    $(38,798)
Retirement of treasury stock...................   (237,667)    (3,565)     (35,233)      --        (79,234)     38,798
Net income for the year ended September 30,
  1995.........................................     --          --          --          581,415      --          --
                                                 ---------   --------   ----------   ----------   ---------   --------
Balances, September 30, 1995...................  4,500,000     67,500      761,265    1,178,406      --          --
Issuance of common stock, net of offering
  costs........................................  3,450,000     51,352    4,283,722       --          --          --
Exercise of common stock options...............      6,038         91        1,355       --          --          --
Net income for the year ended September 30,
  1996.........................................     --          --          --          702,153      --          --
                                                 ---------   --------   ----------   ----------   ---------   --------
Balances, September 30, 1996...................  7,956,038   $118,943   $5,046,342   $1,880,559      --       $  --
                                                 ---------   --------   ----------   ----------   ---------   --------
                                                 ---------   --------   ----------   ----------   ---------   --------


                                                     TOTAL
                                                 STOCKHOLDERS'
                                                    EQUITY
                                                 -------------
Balances, September 30, 1994...................   $ 1,425,756
Retirement of treasury stock...................       --
Net income for the year ended September 30,
  1995.........................................       581,415
                                                 -------------
Balances, September 30, 1995...................     2,007,171
Issuance of common stock, net of offering
  costs........................................     4,335,074
Exercise of common stock options...............         1,446
Net income for the year ended September 30,
  1996.........................................       702,153
                                                 -------------
Balances, September 30, 1996...................   $ 7,045,844
                                                 -------------
                                                 -------------

                See accompanying notes to financial statements.

                        PARAVANT COMPUTER SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                                                                                          1996           1995
                                                                                       -----------    -----------
Cash flows from operating activities:
     Net income.....................................................................   $   702,153    $   581,415
     Adjustments to reconcile net income to net cash used in operating activities:
          Depreciation and amortization.............................................       266,714        220,005
          Deferred income taxes.....................................................        29,059        (36,819)
          Increase (decrease) in cash caused by changes in:
               Accounts receivable..................................................    (1,866,086)    (1,907,770)
               Employee receivables and advances....................................        (7,795)       (31,086)
               Inventory............................................................       (92,058)      (195,965)
               Costs and estimated earnings in excess of billings on uncompleted
                  contracts.........................................................       322,071        (95,394)
               Prepaid expenses.....................................................       (89,750)        31,126
               Other assets.........................................................         9,194        (12,861)
               Accounts payable.....................................................      (290,900)       370,003
               Amounts due to affiliate.............................................       (87,294)        87,294
               Accrued commissions..................................................       (64,989)       266,947
               Accrued expenses.....................................................      (413,737)       302,949
               Accrued incentive compensation.......................................       140,000        --
               Income taxes payable.................................................        17,328        121,579
                                                                                       -----------    -----------
                    Net cash used in operating activities...........................    (1,426,090)      (298,577)
                                                                                       -----------    -----------
Cash flows from investing activities:
     Acquisitions of property, plant and equipment..................................      (127,352)       (60,350)
     Acquisitions of demonstration pool and custom mold.............................      (254,979)       (16,556)
                                                                                       -----------    -----------
                    Net cash used in investing activities...........................      (382,331)       (76,906)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Net proceeds from (repayments on) notes payable to bank........................    (2,420,000)       562,000
     Proceeds from other notes payable..............................................       --             400,000
     Repayments on other notes payable..............................................      (300,000)       --
     Repayments on long-term debt...................................................      (110,004)      (110,004)
     Repayments on capital lease obligations........................................      (102,264)       (62,081)
     Proceeds from sale of common stock.............................................     5,103,161        --
     Payment of offering costs......................................................      (508,829)      (207,812)
                                                                                       -----------    -----------
                    Net cash provided by financing activities.......................     1,662,064        582,103
                                                                                       -----------    -----------
                    Net increase (decrease) in cash and cash equivalents............      (146,357)       206,620
Cash and cash equivalents at beginning of year......................................       211,426          4,806
                                                                                       -----------    -----------
Cash and cash equivalents at end of year............................................   $    65,069    $   211,426
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Interest..................................................................   $   385,748    $   365,918
                                                                                       -----------    -----------
                                                                                       -----------    -----------
          Income taxes..............................................................   $   358,488    $   182,469
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Supplemental disclosure of noncash investing and financing activities:
          The Company entered into capital lease agreements for office equipment totaling $124,473 and $62,450 for the years ended September 30, 1996 and
            1995, respectively.

                See accompanying notes to financial statements.

                        PARAVANT COMPUTER SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1995

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BUSINESS

     Paravant Computer Systems, Inc., (the 'Company') is engaged in the design, development, production and sales of computer and communication systems, specializing in rugged, hand-held and laptop computer products. The principal customers of the Company are United States Department of Defense contractors who are subject to Federal budgetary implications. The work is performed under general purchase orders, fixed-price contracts and on a general production basis.

(B) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid debt instruments purchased with a maturity of three months or less.

(C) ACCOUNTS RECEIVABLE

     Management has provided an allowance for doubtful accounts receivable in the amount of $12,353 and $31,600 as of September 30, 1996 and 1995, respectively.

(D) INVENTORY

     Inventory is stated at the lower of cost or market using the weighted average cost method. The Company provides an obsolescence reserve for inventory as it becomes unusable or obsolete.

(E) DEPRECIATION AND AMORTIZATION

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets ranging from 5 to 7 years using the straight-line method. Intangible assets include exclusive rights to a printed circuit board and certain software and are being amortized over the estimated useful lives of the technology of five to ten years. The Company also has a custom mold which is amortized on a units-of-production basis.

(F) REVENUE AND COST RECOGNITION

     The Company recognizes revenues on product sales when the customer accepts title, which typically occurs upon shipment. At September 30, 1996 and 1995, the Company had product sales of $4,144,207 and $2,744,124, respectively, for which title had been transferred to a customer although physical product remained on Company premises at the convenience of the customer. The Company allows customers to return products under warranty for up to one year for repair and accrues a reserve for future warranty costs at the time of product sales. The warranty reserve was $54,505 and $99,804 as of September 30, 1996 and 1995, respectively.

     Revenues from fixed-price contracts for engineering services are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to total estimated costs for each contract. This method is used because management considers total expended costs to be the best available measure of progress on these contracts. Any losses on fixed-price contracts are accrued at such time as those losses become determinable. The aggregate of costs and estimated earnings on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs and estimated earnings is shown as a current liability, in the accompanying balance sheets.

(G) INCOME TAXES

     The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H) EARNINGS PER SHARE

     Earnings per share have been computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of shares outstanding has been determined assuming shares and options issued subsequent to September 30, 1996, if any, were outstanding for the periods presented. When dilutive, stock options are included as share equivalents using the treasury stock method. Common stock authorized, issued and outstanding as of September 30, 1996 and 1995 reflects the effects of a 4.472-for-1 reverse common stock split and a 3-for-1 common stock split authorized on April 12, 1995 and July 25, 1996, respectively, by the Board of Directors.

     Common equivalent shares included in the computation represent shares issueable upon assumed exercise of stock options and warrants. Fully diluted earnings per common share amounts did not differ from amounts computed under the primary computation for the years ended September 30, 1996 and 1995.

(I) USE OF ESTIMATES IN FINANCIAL STATEMENT PRESENTATION

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(J) FUTURE APPLICATION OF ACCOUNTING STANDARDS

     In October 1995, the Financial Accounting Standards Board issued SFAS 123, 'Accounting for Stock-Based Compensation,' effective for financial statements with fiscal years beginning after December 15, 1995. Among other provisions, SFAS 123 establishes a new, alternative method, based on fair values, for accounting for stock-based compensation arrangements with employees. In addition, if an entity does not adopt the new, alternative method, the statement requires disclosure in the footnotes of proforma net income and earnings per share as if the fair value method had been adopted. For the fiscal year ending September 30, 1997 and interim periods, the Company has determined that it will not apply the new method of accounting to employee stock options, but will provide the related footnote disclosures.

(2) INVENTORY

     The following is a summary of inventory at September 30, 1996 and 1995:

                                                              1996          1995
                                                           ----------    ----------

Raw materials...........................................   $1,835,286    $1,369,675
Work in process.........................................      474,940       930,677
Finished goods..........................................      269,243       262,042
                                                           ----------    ----------
                                                            2,579,469     2,562,394
Reserve for obsolete inventory..........................      (75,577)     (150,560)
                                                           ----------    ----------
                                                           $2,503,892    $2,411,834
                                                           ----------    ----------
                                                           ----------    ----------

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

     General and administrative costs amounted to $3,270,311 and $2,715,097 for the years ended September 30, 1996 and 1995, respectively. Of these amounts, general and administrative costs capitalized in inventory were $22,926 and $46,777 as of September 30, 1996 and 1995, respectively.

(3) PROPERTY, PLANT AND EQUIPMENT

     The following is a summary of property, plant and equipment at September 30, 1996 and 1995:

                                                               1996         1995
                                                             ---------    ---------

Office equipment..........................................   $ 930,332    $ 715,425
Factory equipment.........................................     209,833      198,516
Leasehold improvements....................................      14,307       14,267
                                                             ---------    ---------
          Total cost......................................   1,154,472      928,208
Less accumulated depreciation.............................    (636,957)    (465,761)
                                                             ---------    ---------
                                                             $ 517,515    $ 462,447
                                                             ---------    ---------
                                                             ---------    ---------

     Depreciation and amortization expense on these assets amounted to $196,757 and $89,111 for the years ended September 30, 1996 and 1995, respectively.

(4) INTANGIBLE ASSETS

     These assets consist of exclusive rights to a printed circuit board and certain software. Cost and accumulated amortization of these assets at September 30, 1996 and 1995 are as follows:

                                                               1996         1995
                                                             ---------    ---------

Cost......................................................   $ 267,500    $ 267,500
Accumulated amortization..................................    (178,375)    (149,875)
                                                             ---------    ---------
                                                             $  89,125    $ 117,625
                                                             ---------    ---------
                                                             ---------    ---------

     Total amortization expense on these assets was $28,500 for each of the years ended September 30, 1996 and 1995.

(5) DEMONSTRATION POOL AND CUSTOM MOLD

     These assets consist of equipment held in the demonstration pool and a custom mold. Cost and accumulated amortization of these assets at September 30, 1996 and 1995, are as follows:

                                                               1996         1995
                                                             ---------    ---------

Cost......................................................   $ 699,723    $ 449,343
Accumulated amortization..................................    (418,414)    (381,556)
                                                             ---------    ---------
                                                             $ 281,309    $  67,787
                                                             ---------    ---------
                                                             ---------    ---------

     Total amortization expense on these assets was $41,457 and $102,394 for the years ended September 30, 1996 and 1995, respectively.

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

(6) UNCOMPLETED CONTRACTS

     The status of contracts which were incomplete at September 30, 1996 and 1995 was as follows:

                                                             1996          1995
                                                           ---------    -----------

Costs and estimated earnings incurred on uncompleted
  contracts.............................................   $  --        $ 2,664,923
Billings on uncompleted contracts.......................      --         (2,342,852)
                                                           ---------    -----------
Net.....................................................   $  --        $   322,071
                                                           ---------    -----------
                                                           ---------    -----------

     These balances are included under the caption costs and estimated earnings in excess of billings on uncompleted contracts in the accompanying balance sheets.

(7) NOTES PAYABLE TO BANK

     The Company has a line of credit with a bank totaling $4,000,000 ($3,000,000 in 1995) which is due on demand and, at September 30, 1996, bears interest at the prime rate plus .50% for secured borrowings under prescribed levels and the prime rate plus 1.00% for other borrowings. Secured borrowings are collateralized by accounts receivable, inventory and equipment. The amount outstanding under these credit agreements at September 30, 1996 and 1995 was $540,000 and $2,960,000, respectively. The credit agreements do not contain any material financial covenants. Subsequent to September 30, 1996, the Company renegotiated the interest rate on this agreement to the prime rate for secured borrowings under prescribed levels and the prime rate plus .50% for other borrowings.

(8) OTHER NOTES PAYABLE

     In August 1995, the Company issued subordinated, convertible promissory notes payable ('Notes') in the principal amount of $400,000. The Notes also had warrants attached for $.003 per warrant exercisable at $2.00 per share. A portion of these notes totaling approximately $98,000 were manditorily convertible into 120,000 shares of the Company's common stock at a conversion price of $.82 in the event the Company completed a public offering of its common stock prior to January 1, 1996. The Company did not complete the public offering prior to January 1, 1996 and the conversion feature expired. The Notes, which bear interest at 6%, have an outstanding balance of $100,000 at September 30, 1996, which is expected to be satisfied by December 31, 1996.

     In regard to the above financing, the Company may be deemed to have incurred a technical violation of a provision of the Securities Act of 1933, as amended. Accordingly, there may be a contingent liability associated with such matter. The maximum amount of such liability is estimated at the amount of converted debt in such financing of $98,000. However, management believes that there was no such violation and the possibility of such related liability is remote.

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

(9) LONG-TERM DEBT

     The following is a summary of long-term debt at September 30, 1996 and 1995:

                                                                         1996         1995
                                                                       ---------    ---------

Note payable to bank bearing an initial interest rate of 7.25%;
  interest rate adjusted monthly to 1.50% above the prime rate;
  interest and principal due in sixty monthly installments including principal of $9,167 per payment; final payment due October of
  1998; secured by accounts receivable, inventory and equipment.....   $ 229,155    $ 339,159
Note payable to bank bearing interest at the prime rate plus .50%;
  interest due monthly, principal balance due March 31, 1998;
  secured by accounts receivable, inventory and equipment,
  subsequent to September 30, 1996, the Company renegotiated the
  interest rate on this note to the prime rate......................     500,000      500,000
Less current maturities.............................................    (110,004)    (110,004)
                                                                       ---------    ---------
     Long-term debt, less current maturities........................   $ 619,151    $ 729,155
                                                                       ---------    ---------
                                                                       ---------    ---------

     Scheduled principal payments for future periods are as follows:

YEAR ENDING SEPTEMBER 30,
--------------------------------------------------------------

1997..........................................................   $110,004
1998..........................................................    610,004
1999..........................................................      9,147
                                                                 --------
                                                                 $729,155
                                                                 --------
                                                                 --------

     The carrying amount of the Company's long-term debt approximates fair value because the debt bears interest at borrowing rates currently available to the Company for bank loans with similar terms and maturities.

(10) LEASES

     The Company is obligated under various capital leases for equipment. At September 30, 1996 and 1995, respectively, property, plant and equipment included net capital lease assets of $197,423 and $72,950.

     The Company also has several noncancellable operating leases. Under these arrangements, the Company leases its current office facilities at a rate of $12,365 per month. The Company's future office facilities will be leased at a rate of $9,176 per month. In addition, the Company leases a residential unit from a related partnership under a month-to-month lease at a rate of $1,000 per month. The Company also leases automobiles and equipment with lease terms into June of 1999. Rent expense under operating lease agreements totaled $151,924 and $143,795 for the years ended September 30, 1996 and 1995, respectively.

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

     The following is a schedule by years of future minimum lease payments under capital and operating leases together with the present value of the net minimum lease payments as of September 30, 1996:

                                                                         CAPITAL     OPERATING
YEAR ENDING SEPTEMBER 30,                                                 LEASES      LEASES
----------------------------------------------------------------------   --------    ---------

1997..................................................................   $113,394    $ 128,974
1998..................................................................     65,696      123,272
1999..................................................................      7,449      115,081
2000..................................................................      --         113,427
2001..................................................................      --         110,117
                                                                         --------    ---------
          Total minimum lease payments................................    186,539    $ 590,871
                                                                                     ---------
                                                                                     ---------
Less amounts representing interest....................................     19,412
                                                                         --------
          Present value of net minimum lease payments.................    167,127
Less current maturities...............................................     99,346
                                                                         --------
Capital lease obligations.............................................   $ 67,781
                                                                         --------
                                                                         --------

(11) STOCKHOLDERS' EQUITY

     Common stock authorized, issued and outstanding as of September 30, 1996 and 1995 reflects the effects of a 4.472-for-1 reverse common stock split effected on April 12, 1995 by the Board of Directors and a 3-for-1 common stock split effected on July 25, 1996 by the Board of Directors.

     The Company entered into an agreement with an underwriter in connection with its initial public offering ('IPO') which was consummated in June 1996. The agreement provides for monthly consulting fees for the underwriter of $3,500 per month. The agreement also provides a 5.00% fee to be paid to the underwriter on any merger and acquisition for a period extending two years subsequent to the IPO date.

(12) STOCK OPTIONS AND WARRANTS

     Common stock options and warrants and related exercise prices have been adjusted, where applicable, to reflect the effects of the aforementioned 4.472-for-1 reverse common stock split and the 3-for-1 common stock split effected on April 12, 1995 and July 25, 1996, respectively.

     On December 22, 1993, the Company granted options under a nonqualified stock option plan ('nonqualified plan') to employees to purchase 74,799 shares of the Company's common stock at an exercise price of $.012 per share. The terms of these options provide that the options may be exercised during a period beginning December 22, 1994 and ending six years from the date the options were granted. The Company terminated the nonqualified plan on November 22, 1994. During the fiscal year ended September 30, 1996, the Company issued 6,038 common shares to various employees under the nonqualified plan.

     On November 22, 1994, the Company granted options to a key officer to purchase 182,977 shares of the Company's common stock at an exercise price of $.72 per share. The terms of these options provide that the options are exercisable through November 22, 2004. The exercise price of these options approximated the estimated market value of the shares on the issuance date.

     On November 22, 1994, the Company reserved 900,000 shares of common stock for its qualified incentive stock option plan ('qualified plan'). On March 14, 1996 the Company increased the options reserved under the qualified plan from 900,000 to 1,455,000. It also reserved 45,000 shares under a plan to benefit the nonemployee directors under terms similar to the qualified plan. On November 22, 1994 and March 2, 1995, the Company granted options to employees to purchase 345,000 and 45,000 shares,

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

respectively, of the Company's common stock at exercise prices ranging from $.72 to $.79 per share which approximated the estimated market value of the shares on that date. The terms of these options provide that the options may be exercised beginning one year after date of grant for a period of nine years.

     On November 16, 1995, the Company granted options to selected employees to purchase 360,000 shares of the Company's common stock at exercise prices ranging from $1.33 to $1.47 per share, which approximated the market price of the shares at the date of issuance.

     On August 9, 1996, the Company granted options to an employee to purchase 6,000 shares of the Company's common stock at an exercise price of $5.94 per share, which approximated the market price of the shares at the date of issuance.

     In connection with the Company's IPO of common stock in June of 1996, the Company issued 4,830,000 warrants exercisable for a period of five years commencing November 30, 1997 at an exercise price of $2.00 per share, subject to adjustment in certain circumstances. The Company, at its option during the exercise period of the warrants, may redeem the warrants, after November 30, 1997, upon notice of not less than 30 days, at a price of $.0167 per warrant provided that the last sale price of the Company's common stock on the Nasdaq National Market has exceeded $2.83 per share (subject to adjustment) for a period of 30 consecutive trading days. As of September 30, 1996, no warrants have been exercised. In addition, in connection with the IPO, the Company issued underwriter's warrants to purchase up to 300,000 shares of common stock at $2.00 per share and up to 420,000 warrants at $.04 per warrant. The underwriter's warrants are exercisable during the four-year period commencing June 3, 1997.

(13) RESEARCH AND DEVELOPMENT

     Research and development costs are expensed when incurred and are included in selling and administrative expense. The amounts charged to expense were $382,750 and $480,951 for the years ended September 30, 1996 and 1995, respectively.

(14) INCOME TAXES

     The components of income tax expense for the years ended September 30, 1996 and 1995 are as follows:

                                                            CURRENT     DEFERRED     TOTAL
                                                            --------    --------    --------

1996:
     Federal.............................................   $292,008    $ 26,620    $318,628
     State...............................................     54,749       2,439      57,188
                                                            --------    --------    --------
                                                            $346,757    $ 29,059    $375,816
                                                            --------    --------    --------
                                                            --------    --------    --------
1995:
     Federal.............................................   $266,225    $(38,119)   $228,106
     State...............................................     49,451       1,300      50,751
                                                            --------    --------    --------
                                                            $315,676    $(36,819)   $278,857
                                                            --------    --------    --------
                                                            --------    --------    --------

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

     Following is a reconciliation of the expected income tax expense computed by applying the U.S. federal income tax rate of 34% to income before income taxes and the actual income tax provision for the years ended September 30, 1996 and 1995:

                                                                         1996         1995
                                                                       ---------    ---------

Computed 'expected' tax expense.....................................   $ 366,509    $ 292,492
Increase (decrease) in income taxes resulting from:
     State income taxes, net of federal income tax benefit..........      36,134       31,897
     Nondeductible meals and entertainment expense..................       6,270        5,645
     Research and experimentation credit............................     (12,372)     (14,698)
     Change in valuation allowance..................................      --          (15,000)
     Other, net.....................................................     (20,725)     (21,479)
                                                                       ---------    ---------
                                                                       $ 375,816    $ 278,857
                                                                       ---------    ---------
                                                                       ---------    ---------

     Deferred income taxes as of September 30, 1996 and 1995 reflect the impact of 'temporary differences' between amounts of assets and liabilities for financial statement purposes and such amounts as measured by tax laws. The temporary differences give rise to deferred tax assets and liabilities which are summarized below as of September 30, 1996 and 1995.

                                                                         1996         1995
                                                                       ---------    ---------

Gross deferred tax liabilities:
     Accumulated depreciation.......................................   $ (46,426)   $ (32,271)
Gross deferred tax assets:
     Inventory......................................................      61,972       61,927
     Warranty expense...............................................      20,510       37,556
     Accrued vacation...............................................      45,956       29,496
     Accrued incentive compensation.................................      11,289       --
     Net operating loss carryforwards...............................       1,554       14,834
     Research credits...............................................      37,215       49,587
                                                                       ---------    ---------
          Total gross deferred tax assets...........................     178,496      193,400
                                                                       ---------    ---------
          Total net deferred tax assets.............................   $ 132,070    $ 161,129
                                                                       ---------    ---------
                                                                       ---------    ---------

     A valuation allowance for deferred tax assets is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization is dependent upon the generation of future taxable income. As of September 30, 1996 and 1995, no valuation allowance has been recognized in the accompanying financial statements for the deferred tax assets because the Company believes that sufficient taxable income will be generated in future years to fully utilize such amounts.

     At September 30, 1996, the Company has net operating loss carryforwards of approximately $4,000 for federal and state income tax purposes, which are available to offset future taxable income. These loss carryforwards expire in various years from 1998 through 2010.

(15) RETIREMENT PLAN

     The Company has a defined contribution retirement plan covering substantially all employees. Retirement expense incurred was $19,098 and $10,344 for the years ended September 30, 1996 and 1995, respectively.

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

(16) RELATED PARTY TRANSACTIONS

     The Company had a payable to an affiliate, Universal Energy Systems, Inc. ('UES'), of $-0- and $87,294 at September 30, 1996 and 1995, respectively, for accrued health insurance costs paid by UES which is included in amounts due to affiliate in the accompanying balance sheets.

     In March 1996, prior to the 3-for-1 common stock split authorized on July 25, 1996 by the Board of Directors, certain stockholders of the Company sold an aggregate of 308,581 shares of common stock to private investors at a purchase price of $4 per share. A portion of the proceeds from these sales totaling $802,294 was advanced to the Company in April 1996 pursuant to promissory notes having an interest rate of 6% per annum. Such amounts, plus accrued interest thereon, were due and payable on the earlier of April 15, 1997 or the date which is ten days after the consummation of the Company's initial public offering. All amounts borrowed by the Company under these promissory notes were repaid prior to September 30, 1996.

     At September 30, 1995 the Company was a guarantor of certain debt of UES. The debt included a $1,250,000 line of credit with a bank that was due on demand and bore interest at the prime rate. The amount outstanding under the agreement at September 30, 1995 was $779,715. The debt also included a commercial note payable to the same bank bearing an initial interest rate of 8.75% adjusted monthly to 1.50% above the prime rate. Interest and principal payments on this note were due in eighty-four monthly installments including principal of $11,905 per payment with final payment due in September 2001. The amount outstanding under the commercial note payable at September 30, 1995 was $845,235. Prior to the completion of the Company's IPO, the bank released the Company from its guarantee.

(17) CONTINGENCIES

     In March 1996, the Company's former counsel rendered an invoice to the Company totaling approximately $365,000 for legal fees and expenses representing both general corporate services as well as services relating to the Company's initial public offering. The Company contested the invoice and accrued an estimate for the settlement, if any, of these fees. In March 1996, the Company's former counsel filed an action against the Company, its current underwriter and certain other defendants, alleging, among other things, breach of contract, failure to pay attorneys fees, fraud, copyright infringement and defamation by the Company in connection with the aforementioned services as well as claiming a finder's fee with respect to the underwriter's relationship with the Company. Plaintiff is seeking damages of approximately $28,000,000 from the Company. The Company filed an answer denying the claims asserted by plaintiff and has asserted defenses and counterclaims against the plaintiff seeking recovery of amounts paid to the plaintiff, plus punitive damages and court costs.

     In September 1996, a former Company employee filed an action against the Company and certain other defendants alleging retaliatory personnel actions instituted by the defendants against the plaintiff. Plaintiff is seeking from the defendants an amount of $950,000 plus punitive damages, interest, cost and attorneys fees. The Company has filed a motion to dismiss the complaint and intends to vigorously defend this lawsuit.

     Management, after consultation with counsel, is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on future operations of the Company. Management has not accrued any liability relating to the tortious portion of these lawsuits as it believes the Company will prevail. In the event a court finds in favor of the plaintiffs, additional costs will be incurred.

(18) CONCENTRATION OF CREDIT RISK

     The Company has a high concentration of sales to four customers who accounted for 95% and 85% of revenue for the years ended September 30, 1996 and 1995, respectively. A summary of sales and

                        PARAVANT COMPUTER SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

accounts receivable to the customers that exceed 10% of sales or accounts receivable for the years ended September 30, 1996 and 1995 are as follows:

                                                                  1996                     1995
                                                          ---------------------    ---------------------
                                                            SALES       % TOTAL      SALES       % TOTAL
                                                          ----------    -------    ----------    -------

Customer A.............................................   $5,094,104       49%     $4,055,907       47%
Customer B.............................................    2,255,433       21       2,502,997       25
Customer C.............................................    1,609,725       15       1,109,825       13
Customer D.............................................    1,079,408       10          --         --

                                                           ACCOUNTS                 ACCOUNTS
                                                          RECEIVABLE    % TOTAL    RECEIVABLE    % TOTAL
                                                          ----------    -------    ----------    -------

Customer A.............................................   $4,982,408       70%     $2,912,231       55%
Customer B.............................................    1,009,630       14       1,079,567       20
Customer C.............................................      906,966       13         585,273       11

(19) FOURTH QUARTER RESULTS

     Adjustments were made to increase inventory during the fourth quarter of the years ended September 30, 1996 and 1995 in the amounts of $433,000 and $125,293, respectively, before related income taxes. These adjustments were made to adjust perpetual records to physical counts. The Company was not able to determine the amount of the adjustments that related to the fourth quarter or the prior quarters.

     In addition, another adjustment was made in the fourth quarter of the year ended September 30, 1996 to record accrued incentive compensation in the amount of $140,000, before related taxes. The accrued compensation was discretionary and was substantially related to fourth quarter sales.

                         PARAVANT COMPUTER SYSTEMS, INC.

                             Condensed Balance Sheet

                                  June 30, 1997
                                   (UNAUDITED)

                                     ASSETS

Current assets:
  Cash and cash equivalents                                                       $    424,742
  Accounts receivable, net                                                           3,536,841
  Employee receivables and advances                                                     21,815
  Inventory (note 2)                                                                 3,985,306
  Prepaid expenses                                                                     114,169
  Deferred income taxes                                                                167,047
                                                                                  ------------
          Total current assets                                                       8,249,920

Property, plant and equipment, net                                                     790,501

Intangible assets, net                                                                  72,750

Demonstration pool and custom mold, net                                                357,635

Other assets                                                                           100,999

                                                                                  ------------
                                                                                  $  9,571,805
                                                                                  ------------
                                                                                  ------------


See accompanying notes to condensed financial statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                                       (UNAUDITED)

Current liabilities:
    Other note payable                                                                $     50,000
    Current maturities of long-term debt                                                   110,004
    Current maturities of capital lease obligations                                        144,533
    Accounts payable                                                                       613,468
    Accrued commissions                                                                    339,616
    Accrued expenses                                                                       573,913
    Accrued incentive compensation                                                         136,488
    Income taxes payable                                                                    45,372
                                                                                       -----------
             Total current liabilities                                                   2,013,394

Long-term debt, less current maturities                                                     36,648
Capital lease obligations, less current maturities                                          96,355
Deferred income taxes                                                                        7,657
                                                                                       -----------
             Total liabilities                                                           2,154,054
                                                                                       -----------

Stockholders' equity:

    Preferred stock, par value $.01 per share.  Authorized 2,000,000
        shares, none issued                                                               -
    Common stock, par value $.015 per share. Authorized 30,000,000
        shares, issued and outstanding 7,993,652 shares                                    119,449
    Additional paid-in capital                                                           5,066,068
    Retained earnings                                                                    2,232,234
                                                                                      ------------
             Total stockholders' equity                                                  7,417,751

                                                                                      ------------
                                                                                      $  9,571,805
                                                                                      ------------
                                                                                      ------------

                         PARAVANT COMPUTER SYSTEMS, INC.

                        Condensed Statements of Earnings

                For the three months ended June 30, 1997 and 1996

                                                                            (UNAUDITED)
                                                                        1997           1996
                                                                        ----           ----
Revenues                                                             $ 3,069,223     1,957,228

Cost of revenues                                                       1,657,386     1,121,953
                                                                     -----------     ---------
             Gross profit                                              1,411,837       835,275

Selling and administrative expense                                     1,048,838       906,425
                                                                     -----------     ---------
             Income (loss) from operations                               362,999       (71,150)

Other income (expense):

    Interest expense                                                     (17,952)     (107,023)
    Miscellaneous                                                          4,897       (30,640)
                                                                     -----------     ----------
             Income (loss) before income taxes                           349,944      (208,813)

Income tax benefit (expense)                                            (123,618)       72,701
                                                                     -----------     ----------
             Net income (loss)                                       $   226,326      (136,112)
                                                                     -----------     ----------
                                                                     -----------     ----------

Weighted average number of shares outstanding                         12,806,956     4,883,333
                                                                     -----------     ----------
                                                                     -----------     ----------
Earnings (loss) per share                                            $       .03          (.03)
                                                                     -----------     ----------
                                                                     -----------     ----------


See accompanying notes to condensed financial statements.

                         PARAVANT COMPUTER SYSTEMS, INC.

                        Condensed Statements of Earnings

                For the nine months ended June 30, 1997 and 1996

                                                                            (UNAUDITED)
                                                                        1997           1996
                                                                        ----           ----

Revenues                                                             $ 8,196,533     3,682,110

Cost of revenues                                                       4,377,275     2,253,864
                                                                     -----------     ---------
             Gross profit                                              3,819,258     1,428,246

Selling and administrative expense                                     3,216,759     2,315,082
                                                                     -----------     ---------
             Income (loss) from operations                               602,499      (886,836)

Other income (expense):

    Interest expense                                                     (83,245)     (329,225)
    Miscellaneous                                                         23,120       (32,646)
                                                                     -----------    ----------
             Income (loss) before income taxes                           542,374    (1,248,707)

Income tax benefit (expense)                                            (190,699)      463,769
                                                                     -----------    ----------
             Net income (loss)                                       $   351,675      (784,938)
                                                                     -----------    ----------
                                                                     -----------    ----------

Weighted average number of shares outstanding                         12,806,956     4,883,333
                                                                     -----------    ----------
                                                                     -----------    ----------
Earnings (loss) per share                                            $       .04          (.16)
                                                                     -----------    ----------
                                                                     -----------    ----------


See accompanying notes to condensed financial statements.

                         PARAVANT COMPUTER SYSTEMS, INC.

                       Condensed Statements of Cash Flows

                For the nine months ended June 30, 1997 and 1996

                                                                            (UNAUDITED)
                                                                        1997           1996
                                                                        ----           ----
Cash flows from operating activities:
    Net income (loss)                                              $     351,675      (784,938)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:

         Depreciation and amortization                                   332,347       165,671
         Deferred income taxes                                           (27,320)     (463,769)
         Increase (decrease) in cash caused by change in:
            Accounts receivable                                        3,624,351     2,384,843
            Employee receivables and advances                             51,687         2,851
            Inventory                                                 (1,481,414)   (1,438,312)
            Costs and estimated earnings in excess of billings on
               uncompleted contracts                                    -              322,071
            Prepaid expenses                                              27,022        12,685
            Income taxes receivable                                     -              (11,017)
            Other assets                                                 (84,863)       (6,172)
            Accounts payable                                            (430,263)     (805,188)
            Accrued commissions                                         (109,635)     (169,951)
            Accrued expenses                                             143,013      (132,622)
            Accrued incentive compensation                                (3,512)     -
            Income taxes payable                                        (289,621)     (317,665)
                                                                       ---------     ---------
               Net cash provided by (used in) operating activities     2,103,467    (1,241,513)
                                                                       ---------     ---------
Cash flows from investing activities:
    Acquisitions of property, plant and equipment                       (347,805)      (57,617)
    Acquisitions of demonstration pool and custom mold                  (117,725)      (59,249)
    Acquisition of rights                                                 (5,000)     -
                                                                        --------      --------
               Net cash used in investing activities                    (470,530)     (116,866)
                                                                        --------      --------
                                                                            (Continued)

                        PARAVANT COMPUTER SYSTEMS, INC.

                                                                            (UNAUDITED)
                                                                        1997           1996
                                                                        ----           ----
Cash flows from financing activities:
    Repayments on long-term debt                                        (582,503)      (82,692)
    Repayments on other note payable                                     (50,000)     (275,000)
    Repayments of note payable to bank                                  (540,000)   (2,960,000)
    Repayments on capital lease obligations                             (120,992)      (50,189)
    Proceeds from sale of common stock                                    20,231     4,591,556
                                                                     -----------     ---------
               Net cash provided by (used in) financing activities    (1,273,264)    1,223,675
                                                                     -----------     ---------
               Net increase (decrease) in cash and cash equivalents      359,673      (134,704)

Cash and cash equivalents at beginning of the period                      65,069       211,426
                                                                     -----------     ---------
Cash and cash equivalents at end of the period                       $   424,742        76,722
                                                                     -----------     ---------
                                                                     -----------     ---------

Supplemental disclosures of cash flow information:
    Cash paid during the period for:

       Interest                                                      $    85,663       329,225
                                                                     -----------     ---------
                                                                     -----------     ---------
       Income taxes                                                  $   460,327        28,406
                                                                     -----------     ---------
                                                                     -----------     ---------
Supplemental disclosure of noncash investing and financing
    activities:

       The Company entered into capital lease agreements for office equipment and furniture totaling $194,753 and $27,371 during the nine months ended June 30, 1997 and 1996, respectively.

       The Company converted $500,000 of its notes payable to bank to long-term debt during the nine months ended
         June 30, 1996.

See accompanying notes to condensed financial statements.

                         PARAVANT COMPUTER SYSTEMS, INC.

                     Notes to Condensed Financial Statements

                             June 30, 1997 and 1996

(1)   BASIS OF PRESENTATION

      The accompanying unaudited condensed financial statements of Paravant Computer Systems, Inc. (the "Company" or "Paravant") have been prepared in accordance with the instructions and requirements of Regulation S-B and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. In the opinion of management, such financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of financial position, results of operations and cash flows for the interim periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal years.

      These condensed financial statements and footnotes should be read in conjunction with the Company's audited financial statements for the fiscal years ending September 30, 1996 and 1995 included in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission. The accounting principles used in preparing these condensed financial statements are the same as those described in such statements.

(2)   INVENTORY

      The following is a summary of inventory at June 30, 1997:

         Raw materials                                              $2,618,244
         Work in process                                             1,188,130
         Finished goods                                                254,509
                                                                    ----------
                                                                     4,060,883
         Reserve for obsolete inventory                                (75,577)
                                                                    ----------
                                                                    $3,985,306
                                                                    ----------
                                                                    ----------


                                                                   (Continued)

                         PARAVANT COMPUTER SYSTEMS, INC.

                     Notes to Condensed Financial Statements

(3)   NOTE PAYABLE TO BANK

      In April 1997, the Company renegotiated the terms of its line of credit arrangement with a bank. Under the new terms, all borrowings bear interest at the bank's prime rate, or at the 30 or 60 day LIBOR plus 2.70%.

(4)   STOCK OPTIONS

      On November 29, 1996, the Company granted options under its incentive stock option plan to employees to purchase 208,000 shares of the Company's common stock at an exercise price of $5.125 per share, which was the market price of the shares at the date of issuance.

      On February 27, 1997, the Company granted options under its nonemployee director stock option plan to purchase 15,000 shares of the Company's common stock at an exercise price of $6.00 per share, which was the market price of the shares at the date of issuance.

(5)   EARNINGS (LOSS) PER SHARE

      Earnings (loss) per share have been computed by dividing net income (loss) by the weighted average number of common shares outstanding. The weighted average number of shares outstanding have been determined assuming shares and options issued subsequent to June 30, 1997 were outstanding for the periods presented. When dilutive, stock options and warrants are included as common share equivalents using the treasury stock method. Fully diluted earnings per common share amounts did not differ from amounts computed under the primary computation for the periods ended June 30, 1997 and 1996.

                                                                     (Continued)

                         PARAVANT COMPUTER SYSTEMS, INC.

                     Notes to Condensed Financial Statements

(6)   FUTURE APPLICATION OF ACCOUNTING STANDARDS

      In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Statement No. 128 supersedes APB Opinion No. 15, "Earnings Per Share" and specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. Statement 128 was issued to simplify the computation of EPS. It requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

      Statement 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. After adoption, all prior EPS data presented shall be restated to conform with Statement 128. The Company does not expect the adoption of Statement 128 to have a material impact on the EPS data that has been presented.

===================================      =======================================

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                   -----------




                                TABLE OF CONTENTS

                                                              PAGE

Prospectus Summary...............................................3
Risk Factors.....................................................7
Use of Proceeds.................................................14
Certain Market Information......................................15
Dilution........................................................15
Capitalization..................................................16
Selected Financial Data.........................................17
Management's Discussion and Analysis
 or Plan of Operation...........................................18
Business........................................................22
Management......................................................35
Principal Shareholders..........................................41
Certain Transactions............................................42
Description of Securities.......................................43
Shares Eligible for Future Sale.................................45
Selling Securityholders and Plan of
 Distribution...................................................46
Legal Matters...................................................47
Experts.........................................................48
Index to Financial Statements..................................F-1

                                PARAVANT COMPUTER
                                  SYSTEMS, INC.


                         720,000 SHARES OF COMMON STOCK


                           420,000 REDEEMABLE WARRANTS
                       TO PURCHASE SHARES OF COMMON STOCK


                                   ----------

                                   PROSPECTUS

                                   ----------




                                ___________,1997


===================================      =======================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Registrant's Board of Directors has authorized it to provide a general indemnification to its officers, directors and employees regarding any claims or liabilities incurred in the course of their employment.

   The Florida Business Corporation Act ("FBCA") provides that each officer and director of the Company shall be indemnified by the Registrant against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such.

   Section # 607.0850 of the FBCA "Indemnification of officers, directors, employees and agents," provides:

     (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause not to believe that his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating and the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection
   (1) or subsection (2). Such determination shall be made:

          (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) If such a quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) By independent legal counsel;

              1. Selected by the board of directors prescribed in paragraph (a)
                 or the committee prescribed in paragraph (b); or

              2. If a quorum of the directors cannot be obtainable for paragraph
                 (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

     (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement or expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of s.607.0834 are applicable; or

          (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person unless otherwise provided when authorized or ratified.

     (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a) The director, officer, employee, or agent is entitled to mandatory indemnification or advancement under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

          (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

     (10) For purposes of this section, the term "corporation" includes, in addition the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or a merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (11) For purposes of this section:

          (a) The term "other enterprises" includes employee benefit plans;

          (b) The term "expenses" includes counsel fees, including those for appeal;

          (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine, (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

          (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

          (e) The term "agent" includes a volunteer;

          (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

          (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan.

   (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this section.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The estimated expenses to be incurred in connection with the offering are as follows:

SEC registration fee................................ $    880.11
Legal fees and expenses.............................   65,000.00
Blue Sky expenses and legal fees....................    5,000.00
Printing expenses...................................   10,000.00
Registrar and transfer agent fees and expenses......    2,000.00
Accounting fees and expenses........................   12,500.00
Miscellaneous fees and expenses.....................    9,619.89
                                                     -----------
     TOTAL.......................................... $105,000.00
                                                     ===========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        As of August 21, 1995, the Registrant sold to certain private investors 6% promissory notes in the aggregate principal amount of $400,000, together with warrants to purchase 480,000 shares of Common Stock. As of the date hereof, such notes have an outstanding principal balance of $50,000. The sales of the aforementioned securities were made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Company believes that the purchasers of the securities described above acquired them with an acknowledgement or representation that the purchase of the securities was speculative and involved a high degree of risk, the purchasers had the opportunity to obtain information as desired or requested, the purchasers could bear the economic risk of a complete loss of their investment without materially affecting their financial condition, the purchasers were sophisticated investors, there are substantial restrictions on the transferability of the securities, there was no public market for the Company's securities at the time of the offering and that the purchasers might be required to hold the securities indefinitely and that it may not be possible for a purchaser to liquidate such investment.

        Since the consummation of the Registrant's June 1996 initial public offering (the "IPO"), the Registrant has issued an aggregate of 41,416 shares of Common Stock upon exercise of options granted by the Registrant to certain of its officers and employees prior to the IPO under the Registrant's Incentive Stock Option Plan and a non-qualified option plan which has been terminated by the Registrant. The shares issued upon exercise of such options, which had exercise prices ranging from $.25 to $1.33, had an aggregate purchase price of approximately $23,334. The sales of such shares of Common Stock were made in reliance upon the exemption from the registration provisions of the Securities Act afforded by Rule 701 promulgated thereunder, as sales of securities pursuant to written compensatory benefit plans made after the Registrant became subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in consummation of offers made pursuant to such written compensatory benefit plans prior to the Registrant's becoming subject to such reporting requirements.

ITEM 27.  EXHIBITS

        The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
------                       -----------------------
  3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

  3.2 Amended and Restated By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

  4.1 Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-91426), as filed with the Securities and Exchange Commission on May 16, 1996 ("Amendment No. 4")).

  4.2          Specimen Warrant of Registrant (incorporated by reference to
               Exhibit 4.2 to Amendment No. 4).

  4.3 Warrant Agreement between Registrant, Duke & Co., Inc. and Warrant Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

  4.4          Form of Lock-Up Agreement (incorporated by reference to Exhibit
               4.4 to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33- 91426), as filed with the Securities and Exchange Commission on March 20, 1996 ("Amendment No. 3")).

  4.5 Underwriter's Warrant issued to Duke & Co., Inc. (incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

  5.1          Opinion of Zimet, Haines, Friedman & Kaplan.

 10.1          Employment Agreement between the Registrant and Richard P.
               McNeight (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-91426), as filed with the Securities and Exchange Commission on April 21, 1995) ("Registration Statement on Form SB-2")).

 10.2 Employment Agreement between the Registrant and William R. Craven (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form SB-2).

 10.3 Incentive Stock Option Plan and form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2).

 10.3A Amendment No. 1 to the Incentive Stock Option Plan (incorporated by reference to Exhibit 10.3A to Amendment No. 3).

 10.4 Original Office Lease and Amendment between the Registrant and Atrium Professional Centre (incorporated by reference to Exhibit
               10.4 to the Registration Statement on Form SB-2).

 10.5 Form of Registrant's Manufacturer's Representative Agreement (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form SB-2).

 10.6 Form of Registrant's Distributor's Agreement (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2).

 10.7 Amended Licensing Agreement between the Registrant and MicroSoft Corporation (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form SB-2).

 10.8 Licensing Agreement between the Registrant and Phoenix Technologies, Ltd. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2).

 10.9          Joint Development Agreement between the Registrant and MES, Inc.
               (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2).

 10.10 Joint Marketing Agreement between the Registrant and Texas Instrument Corporation (incorporated by reference to Exhibit
               10.10 to the Registration Statement on Form SB-2).

 10.11 Joint Marketing Agreement between the Registrant and Raytheon Company (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form SB-2).

 10.12 Licensing Agreement between Registrant and Grid Systems Corporation (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2).

 10.13 Forms of (revised) Subscription Agreement and Subordinated Convertible Promissory Note (incorporated by reference to Exhibit
               10.13 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-91426), as filed with the Securities and Exchange Commission on October 4, 1995)).

 10.14 Nonemployee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 3).

 10.15 Employment Agreement between the Registrant and Kevin J. Bartczak (incorporated by reference to Exhibit 10.15 to Amendment No. 3).

 10.16 Letter agreements between the Registrant and National City Bank (incorporated by reference to Exhibit 10.16 to Amendment No. 3).

 10.17 Commercial demand note by Registrant in favor of National City Bank (incorporated by reference to Exhibit 10.17 to Amendment No.
               3).

 10.18 Security agreement (accounts receivable) by Registrant in favor of National City Bank (incorporated by reference to Exhibit 10.18 to Amendment No. 3).

 10.19 Security agreement (equipment) by Registrant in favor of National City Bank (incorporated by reference to Exhibit 10.19 to Amendment No. 3).

 10.20 Form of promissory note of Registrant issued in connection with stockholder loans made in April 1996 (incorporated by reference to Exhibit 10.20 to Amendment No. 4).

 10.20A Form of Common Stock Purchase Agreement for purchase of shares by selling security holders (incorporated by reference to Exhibit 10.20A to Amendment No. 5 to Registrant's Registration Statement on Form SB-2 (Registration No. 33-91426), as filed with the Securities and Exchange Commission on May 29, 1996 ("Amendment No. 5")).

 10.21 Option Agreements dated as of December 16, 1991 between UES Florida, Inc. and each of Krishan K. Joshi, Richard P. McNeight and William R. Craven (incorporated by reference to Exhibit 10.21 to Amendment No. 4).

 10.22         Option Agreement dated as of November 23, 1994 with Richard P.
               McNeight. (incorporated by reference to Exhibit 10.22 to Amendment No. 4).

 10.23 Warrant Agent Agreement and Warrant relating to August 1995 bridge financing (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996.).

 10.24 Promissory Note dated February 19, 1993 by Richard P. McNeight (incorporated by reference to Exhibit 10.24 to Amendment No. 5).

 10.25         Underwriting Agreement between Registrant and Duke & Co., Inc.
               (incorporated by reference to Exhibit 1 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

 10.26 Financial Advisory and Investment Banking Agreement (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996).

 10.28 Lease Agreement dated September 1, 1996 between Registrant and California Microwave, Inc. and related agreement dated November 15, 1996 with Symetrics Industries Inc. (incorporated

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

               by reference to Exhibit 10.28 to the Registrant's Annual Report on form 10-KSB for the fiscal year ended September 30, 1996).

 10.29 Commercial Note of Registrant dated November 20, 1996 in favor of National City Bank of Dayton (incorporated by reference to
               Exhibit 10.29 to the Registrant's Annual Report on form 10-KSB for the fiscal year ended September 30, 1996).

 10.30 Security Agreement (All Personal Property and Fixtures) dated November 20, 1996 by Registrant in favor of National City Bank of Dayton (incorporated by reference to Exhibit 10.30 to the Registrant's Annual Report on form 10-KSB for the fiscal year ended September 30, 1996).

 10.31 Letter agreement dated April 18, 1997 between the Registrant and National City Bank, Dayton (incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

 23.1 Consent of Zimet, Haines, Friedman & Kaplan (included in its opinion filed as Exhibit 5.1).

 23.2          Consent of KPMG Peat Marwick LLP.


ITEM 28.  UNDERTAKINGS

               The undersigned Registrant hereby undertakes to:

               (1) file, during any period in which it offers of sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) include any additional or changed material information on the plan of distribution;

               (2) for determining liability under the Act, treat such post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

               (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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               The Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                      II-8


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

                                   SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned in the City of Melbourne, Florida on September 2, 1997.

                                             PARAVANT COMPUTER SYSTEMS, INC.


                                              By: /s/ Krishan K. Joshi
                                                 -------------------------------
                                                 Chairman of the Board and
                                                 Chief Executive Officer

               In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates stated:


NAME                             TITLE                                  DATE


/s/ Krishan K. Joshi
-----------------------------    Chairman, Chief Executive               September 2, 1997
 KRISHAN K. JOSHI                Officer and Director
                                 (Principal Executive Officer)

/s/ Richard P. McNeight
-----------------------------    President and Director                  September 2, 1997
 RICHARD P. McNEIGHT

/s/ William R. Craven
-----------------------------    Vice President, Director and            September 2, 1997
 WILLIAM R. CRAVEN               Secretary

/s/ Kevin Bartczak
-----------------------------    Treasurer, Vice President and           September 2, 1997
 KEVIN BARTCZAK                  Chief Financial Officer (Principal
                                 Financial Officer and Principal
                                 Accounting Officer)

/s/ James E. Clifford
-----------------------------    Director                                September 2, 1997
 JAMES E. CLIFFORD


/s/ Michael Maguire
-----------------------------    Director                                September 2, 1997
 MICHAEL MAGUIRE


                                      II-9


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